As filed with the Securities and Exchange Commission on May 20, 1996

                                 Registration No. 333-............



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                    COMPASS BANCSHARES, INC.
     (Exact name of registrant as specified in its charter)

         Delaware                              63-0593897
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                      15 South 20th Street
                   Birmingham, Alabama  35233
                         (205) 933-3960
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)


                    Jerry W. Powell, Esquire
                         General Counsel
                    Compass Bancshares, Inc.
                      15 South 20th Street
                    Birmingham, Alabama 35233
                         (205) 933-3960
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


Approximate date of commencement of proposed sale to the public:
   From time to time after this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (x)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )




                 CALCULATION OF REGISTRATION FEE


Title of Each                          Proposed            Proposed
   Class of            Amount          Maximum             Maximum             Amount of
Securities to           to be        Aggregate Price      Aggregate           Registration
be Registered         Registered       Per Share(1)     OfferingPrice(1)           Fee
Common Stock,
$2.00 par value     342,930 shares       $34.00           $11,659,620            $4,021


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices reported through the NASDAQ National Market System on May 14, 1996.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           PROSPECTUS

                         342,930 Shares

                    COMPASS BANCSHARES, INC.

                          Common Stock


     The 342,931 shares ("Shares") of common stock, $2.00 par value ("Common Stock"), of Compass Bancshares, Inc., a Delaware corporation (the "Company"), offered hereby are being sold by certain stockholders of the Company ("Selling Stockholders"). See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

     Sales of Shares by the Selling Stockholders may be effected from time to time in one or more transactions through the NASDAQ National Market System or any other exchange on which the Common Stock may be admitted for trading pursuant to and in accordance with the applicable rules thereof, in block transactions, negotiated transactions (which may include the pledge or hypothecation of some or all of the Shares) or a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended ("Securities Act"). See "Plan of Distribution".

     The Company has agreed to indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act.

     The Common Stock of the Company is listed through the NASDAQ
National Market System under the symbol "CBSS". On May 14, 1996, the closing sales price of the Common Stock as reported was $34-1/4 per share.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
          COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS.  ANY REPRESENTATION TO THE
                 CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Prospectus is May __, 1996.

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the public reference facilities in the New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York 10048, and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W. Washington, D.C. 20549.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations promulgated by the Commission. For further information with respect to the Company and the shares offered hereby, reference is made to such Registration Statement and to the exhibits thereto.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission are incorporated herein by reference:

     (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-6032);

     (ii) The Company's Proxy Statement dated March 6, 1996, relating to its annual meeting of shareholders held on April 9, 1996 (File No. 0-6032); and

     (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 0-6032); and

     (iv) The description of Compass Common Stock contained in is Proxy Statement dated April 16, 1982, relating to its Annual Meeting held May 17, 1982
               (File No. 0-6032).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this Prospectus, in a supplement to this Prospectus, or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed supplement to this Prospectus or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents incorporated by reference as a part of the Registration Statement, other than exhibits to such documents. Requests for such copies should be directed to the Controller of the Company at 15 South 20th Street, Birmingham, Alabama 35223 whose telephone number is (205) 558-5740.

                         USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.

                      SELLING STOCKHOLDERS

     The Selling Stockholders consist of former stockholders of Flower Mound Bancshares, Inc. ("Flower Mound Bancshares"). The Selling Stockholders acquired the Shares in connection with the merger of a subsidiary of the Company into Flower Mound Bancshares on February 1, 1996, pursuant to an Agreement and Plan of Merger dated August 29, 1995 between the Company and Flower Mound Bancshares (the "Merger Agreement"). In connection with the
Merger Agreement, the Company and the Selling Stockholders entered into a Rights Agreement dated as of February 1, 1996 (the "Rights Agreement"), pursuant to which the Company agreed to use its best efforts to register the Shares under the Securities Act promptly upon the request of the Selling Stockholders and to bear the expenses of registration of the Shares. The Selling Stockholders agreed to bear any fees and disbursements of counsel of the Selling Stockholders and any discounts, selling commissions or other selling expenses allocable to sales of the Shares by the Selling Stockholders. The offering of the Shares in accordance with this Prospectus is made pursuant to the exercise by the Selling Stockholders of their rights under the Rights Agreement.

     The table below sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned by each of the Selling Stockholders as of May 13, 1996, the number of Shares which may be offered by each Selling Stockholder pursuant to this Prospectus and the number of shares of Common Stock to be owned by the Selling Stockholders upon completion of the offering, assuming that all of the Shares are sold and no other shares of Common Stock are acquired by the Selling Stockholders between May 13, 1996 and the date of the completion of the offering. Any or all of the Shares listed below may be offered for sale by the Selling Stockholders from time to time.

                           Number of       Number of      Number of
                            shares          shares         shares to
                         beneficially     offered for   be beneficially      Percentage
Selling                 owned prior to      Selling          owned              of
Stockholder               offering(1)    Stockholders   after offering(2)      Class
Jack Brandenburger          16,487           16,487            0                 0
W. H. Ellis                 57,375           57,375            0                 0
Janet Fellers              103,209          103,209            0                 0
Ralph Fellers              103,209          103,209            0                 0
David Hickerson             51,439           51,439            0                 0
Frank Scheer                11,211           11,211            0                 0
                           _______          _______          _____             _____
Total                      342,930          342,930            0                 0
                           _______          _______          _____             _____
                           _______          _______          _____             _____


(1) Unless otherwise indicated, to the knowledge of the Company, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned, subject to community property laws where applicable.

(2)  Assumes that all Shares offered hereby by each Selling
Stockholder are actually sold and no other shares of Common Stock are acquired by the Selling Stockholders.


                      PLAN OF DISTRIBUTION

     Sales of Shares by the Selling Stockholders may be effected from time to time in one or more transactions through the NASDAQ National Market System or any other exchange on which the Common Stock may be admitted for trading pursuant to and in accordance with the applicable rules thereof, in block transactions, negotiated transactions (which may include the pledge or hypothecation of some or all of the Shares) or a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may sell the Shares as agent or may purchase such Shares as principal and resell them for their own account pursuant to this Prospectus. Such broker-dealers may receive compensation in the form of underwriting documents, concessions or commissions from the Selling Stockholders and/or purchasers of Shares from whom they may act as agent (which compensation may be in excess of customary commissions).

     The Company has informed the Selling Stockholders that the antimanipulative rules under the Exchange Act (Rules 10b-6 and 10b-7) may apply to their shares of Common Stock offered by this Prospectus in the market. Also, the Company has informed the Selling Stockholders of the need for delivery of copies of the Prospectus in connection with any sale of securities registered hereunder in accordance with applicable prospectus delivery requirements.

     In connection with such sales, the Selling Stockholders and any participating brokers or dealers may be deemed to be "underwriters" as defined in the Securities Act and any profit on the sale by them of the Shares offered by this Prospectus and any discounts and commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any of the Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares offered by this Prospectus. Certain of the fees and expenses of this Registration Statement will be borne by the Company. See "Selling
Stockholders."

     In order to comply with certain state securities laws, if applicable, the Shares offered by this Prospectus will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with, and, if so required, will only be sold in that state through registered or licensed brokers or dealers.

     The Shares originally issued by the Company to the Selling Stockholders bear legends as to their restricted transferability. Upon the effectiveness of the Registration Statement of which this Prospectus is a part, and the transfer by the Selling Stockholders of any of the Shares pursuant thereto, new certificates representing such Shares will be issued to the transferee, free of any such legends unless otherwise required by law.

                          LEGAL MATTERS

     Certain legal matters in connection with the Shares offered hereby will be passed upon for the Company by Jerry W. Powell, Esquire, General Counsel, Secretary and employee of the Company. As of April 30, 1996, Mr. Powell was the beneficial owner of an aggregate of approximately 42,499 shares of Common Stock.


                             EXPERTS

     The financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by KPMG Peat Marwick, independent certified public accountants, as indicated in its report thereto, and are incorporated by reference herein and in reliance upon the authority of such firm as experts in accounting and auditing.


             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
     The estimated expenses payable by the Company in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions) are as follows:

     SEC registration fee                    $ 4,021
     Edgar and transmission expenses           1,800
     Accounting fees and expenses              1,500
     Legal fees and expenses                   7,000
     Miscellaneous                             1,000
                                             _______
     Total                                   $15,321
                                             _______
                                             _______

Item 15.  Indemnification of Directors and Officers.

     Section 17 of Article V of the Company's By-Laws provides in part as follows:

        Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors in accordance with the provisions of said General Corporation Law, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

Under Section 145 of the Delaware General Corporation Law (the "GCL"), directors, advisory directors and officers of a Delaware corporation are entitled to indemnification permitted by the statute as provided in such corporation's certificate of incorporation, by-laws, resolutions and other proper action.

     In addition, Article 8 of Compass' Restated Certificate of
Incorporation, as amended, provides:

        No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty of such director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

This provision is identical to, and is authorized by, 1986 amendments to the GCL, Section 102(b)(7).

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.   Exhibits.

      2.1 Agreement and Plan of Merger dated August 29, 1995 by and between Compass Bancshares, Inc. and Flower
               Mound Bancshares, Inc., as amended

     *3.1 Restated Certificate of Incorporation of Compass Bancshares, Inc., dated May 17, 1982 (filed with the December 31, 1982 Form 10-K of Compass Bancshares, Inc. and incorporated herein by reference) (File No. 0-6032)

     *3.2 Certificate of Amendment, dated May 20, 1986, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 4(b) to Registration Statement on Form S-8, Registration No. 33-39095, and incorporated herein by reference) (File No. 0-6032)

     *3.3 Certificate of Amendment, dated May 15, 1987, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 3.1.2 to Post-Effective Amendment No. 1 to Registration Statement on Form S-4, Registration No. 33-10797, and incorporated herein by reference) (File No. 0-6032)

     *3.4 Certificate of Amendment, dated November 8, 1993, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 3(d) to Registration Statement on Form S-4, Registration No. 33-51919, and incorporated herein by reference) (File No. 0-6032)

     *3.5 Certificate of Amendment, dated September 19, 1994, to Restated Certificate of Incorporation of Compass Bancshares, Inc. (filed as Exhibit 3.5 to Registration Statement on Form S-4, Registration No. 33-55899, and incorporated herein by reference) (File No. 0-6032)

     *3.6 Bylaws of Compass Bancshares, Inc. (Amended and Restated as of March 15, 1982) (filed with the December 31, 1982 Form 10-K of Compass Bancshares, Inc. and incorporated herein by reference) (File No. 0-6032)

      4.1 Rights Agreement dated February 1, 1996 by and among Compass Bancshares, Inc. and the former stockholders of Flower Mound Bancshares, Inc.

      5.1 Opinion and consent of Jerry W. Powell, Esquire, as to the legality of the securities being registered

     23.1      Consent of KPMG Peat Marwick, LLP

     23.2 Consent of Jerry W. Powell, Esquire (included in the opinion in Exhibit 5.1)

     24.1      Power of Attorney

     24.2      Compass Board of Director Resolutions


* Incorporated by reference


Item 17.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, the State of Alabama, on May 17, 1996.

                       COMPASS BANCSHARES, INC.

                       By:   *
                           _______________________________________
                           D. Paul Jones, Jr.
                           Its Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                             Date

*
_______________________
D. Paul Jones, Jr.         Director, Chairman and
                           Chief Executive Officer                May 17, 1996
*
_______________________
Garrett R. Hegel           Chief Financial Officer                May 17, 1996

*
_______________________
Michael A. Bean            Chief Accounting
                           Officer and Controller                 May 17, 1996

_______________________
Stanley M. Brock           Director                               May __, 1996

_______________________
Charles W. Daniel          Director                               May __, 1996

*
_______________________
W. Eugene Davenport        Director                               May 17, 1996

*
_______________________
Marshall Durbin, Jr.       Director                               May 17, 1996

*
_______________________
Tranum Fitzpatrick         Director                               May 17, 1996

*
_______________________
George W. Hansberry        Director                               May 17, 1996

*
_______________________
John S. Stein              Director                               May 17, 1996

_______________________
Robert J. Wright           Director                               May __, 1996


     * By: /s/ Daniel B. Graves
          ___________________________________
          (Daniel B. Graves Attorney-in-Fact)

                           EXHIBIT 2.1

                  Agreement and Plan of Merger
              dated August 29, 1995 by and between
                    Compass Bancshares, Inc.
                               and
            Flower Mound Bancshares, Inc., as amended


                  AGREEMENT AND PLAN OF MERGER


                         BY AND BETWEEN


                    COMPASS BANCSHARES, INC.


                               AND


                  FLOWER MOUND BANCSHARES, INC.



                   Dated as of August 29, 1995



                        TABLE OF CONTENTS

                                                               Page

ARTICLE I....................................................... 1
     THE MERGER................................................. 1
          SECTION 1.1     The Merger............................ 1
          SECTION 1.2     Effective Time........................ 1
          SECTION 1.3     Certain Effects of the Merger......... 2
          SECTION 1.4     Articles of Incorporation and
                          By-Laws............................... 2
          SECTION 1.5     Directors and Officers................ 2
          SECTION 1.6     Conversion of Shares.................. 2
          SECTION 1.7     Closing............................... 4

ARTICLE II...................................................... 4
     EXCHANGE OF SHARES......................................... 4
          SECTION 2.1     Exchange of Shares.................... 4

ARTICLE III..................................................... 5
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............. 5
          SECTION 3.1     Organization and Qualification........ 5
          SECTION 3.2     Company Capitalization................ 6
          SECTION 3.3     Bank Capitalization; Other
                          Securities............................ 6
          SECTION 3.4     Authority Relative to the Agreement... 7
          SECTION 3.5     No Violation.......................... 7
          SECTION 3.6     Consents and Approvals................ 8
          SECTION 3.7     Regulatory Reports.................... 8
          SECTION 3.8     SEC Status; Securities Issuances...... 8
          SECTION 3.9     Financial Statements.................. 8
          SECTION 3.10    Absence of Certain Changes............10
          SECTION 3.11    Company Indebtedness..................12
          SECTION 3.12    Litigation............................12
          SECTION 3.13    Tax Matters...........................12
          SECTION 3.14    Employee Benefit Plans................13
          SECTION 3.15    Employment Matters....................16
          SECTION 3.16    Leases, Contracts and Agreements......16
          SECTION 3.17    Related Company Transactions..........17
          SECTION 3.18    Compliance with Laws..................17
          SECTION 3.19    Insurance.............................17
          SECTION 3.20    Loans.................................18
          SECTION 3.21    Fiduciary Responsibilities............18
          SECTION 3.22    Patents, Trademarks and Copyrights....18
          SECTION 3.23    Environmental Compliance..............18
          SECTION 3.24    Regulatory Actions....................20
          SECTION 3.25    Title to Properties; Encumbrances.....20
          SECTION 3.26    Shareholder List......................21
          SECTION 3.27    Section 368 Representations...........21
          SECTION 3.28    Employee Stock Options................21
          SECTION 3.29    Accounting Matters....................22
          SECTION 3.30    Investment Representations............22
          SECTION 3.31    Representations Not Misleading........22

ARTICLE IV......................................................22
     REPRESENTATIONS AND WARRANTIES OF COMPASS..................22
          SECTION 4.1     Organization and Authority............22
          SECTION 4.2     Authority Relative to Agreement.......22
          SECTION 4.3     Financial Reports.....................23
          SECTION 4.4     Capitalization........................24
          SECTION 4.5     Consents and Approvals................25
          SECTION 4.6     Availability of Compass Common
                          Stock.................................25
          SECTION 4.7     Representations Not Misleading........25

ARTICLE V.......................................................25
     COVENANTS OF THE COMPANY...................................25
          SECTION 5.1     Affirmative Covenants of the
                          Company...............................25
          SECTION 5.2     Negative Covenants of the Company.....27
ARTICLE VI......................................................29
     ADDITIONAL AGREEMENTS......................................29
          SECTION 6.1     Access To, and Information
                          Concerning, Properties and Records....29
          SECTION 6.2     Filing of Regulatory Approvals........30
          SECTION 6.3     Miscellaneous Agreements and
                          Consents..............................30
          SECTION 6.4     Company Indebtedness..................30
          SECTION 6.5     Best Good Faith Efforts...............31
          SECTION 6.6     Exclusivity...........................31
          SECTION 6.7     Public Announcement...................31
          SECTION 6.8     Employee Benefit Plans................31
          SECTION 6.9     Merger of Bank........................31
          SECTION 6.10    Environmental Investigation; Right
                          to Terminate Agreement................31
          SECTION 6.11    Cooperation on Texas Receipts.........35
          SECTION 6.12    Employment Agreement..................35
          SECTION 6.13    Rights Agreement......................35
          SECTION 6.14    Debt Owed to Shareholders.............35
          SECTION 6.15    Employee Bonuses......................35

ARTICLE VII.....................................................36
     CONDITIONS TO CONSUMMATION OF THE MERGER...................36
          SECTION 7.1     Conditions to Each Party's
                          Obligation to Effect the Merger.......36
          SECTION 7.2     Conditions to the Obligations of
                          Compass and Compass Texas to Effect
                          the Merger............................36
          SECTION 7.3     Conditions to the Obligations of
                          the Company to Effect the Merger......37

ARTICLE VIII....................................................38
     TERMINATION; AMENDMENT; WAIVER.............................38
          SECTION 8.1     Termination...........................38
          SECTION 8.2     Effect of Termination.................39
          SECTION 8.3     Amendment.............................39
          SECTION 8.4     Extension; Waiver.....................39

ARTICLE IX......................................................40
     SURVIVAL...................................................40
          SECTION 9.1     Survival of Representations and
                          Warranties............................40

ARTICLE X.......................................................40
     MISCELLANEOUS..............................................40
          SECTION 10.1     Expenses.............................40
          SECTION 10.2     Brokers and Finders..................40
          SECTION 10.3     Entire Agreement; Assignment.........40
          SECTION 10.4     Further Assurances...................40
          SECTION 10.5     Enforcement of the Agreement.........41
          SECTION 10.6     Severability.........................41
          SECTION 10.7     Notices..............................41
          SECTION 10.8     Governing Law and Venue..............42
          SECTION 10.9     Descriptive Headings.................42
          SECTION 10.10    Parties in Interest..................43
          SECTION 10.11    Counterparts.........................43
          SECTION 10.12    Incorporation by References..........43
          SECTION 10.13    Certain Definitions..................43

ATTACHMENTS

      EXHIBITS

          A.     Letter of Transmittal

          B.     Pooling of Interest Criteria

          C.     Pooling Transfer Restrictions Agreement

          D.     Investment Representations Certificate

          E.     Employment Agreement

          F.     Rights Agreement

          G.     Opinion of Counsel for the Company and the Bank

          H.     Opinion of Counsel for Compass and Compass Texas



LIST OF SCHEDULES

Schedule 3.2          Company Capitalization

Schedule 3.3          Bank Capitalization; List of Equity Ownership

Schedule 3.5          Violations of Law; Conflicts of Interest;
                      Share Litigation; Termination of Existence

Schedule 3.6          Company Prior Consents

Schedule 3.7          Regulatory Reports

Schedule 3.10         Absence of Material Changes or Adverse
                      Effects

Schedule 3.12         Company Legal Proceedings

Schedule 3.13         Tax Liabilities

Schedule 3.14(a)      Employee Welfare Benefit Plans

Schedule 3.14(b)      Employee Pension Benefit Plans

Schedule 3.14(f)      Deferred Compensation, Bonus and Stock
                      Purchase Plans

Schedule 3.14(l)      Additional Payments Due Under Deferred
                      Compensation, Bonus, Employee Welfare Benefit

                      Plans and Employee Pension Benefit Plans

Schedule 3.15         Employment Contracts and Collective
                      Bargaining Agreements

Schedule 3.16         Leases, Subleases, Contracts and Agreements;
                      Participations; Default of Contracts;
                      Marketable Title

Schedule 3.17         Related Company Transactions

Schedule 3.18         Compliance with Laws

Schedule 3.19         Insurance Policies

Schedule 3.20         Loans Exceeding Legal Lending Limit, Troubled

                      Loans

Schedule 3.22         Patents, Trademarks and Copyrights

Schedule 3.23         Environmental Compliance

Schedule 3.24         Regulatory Actions; Agreements

Schedule 3.25         Title to Properties; Title Policies; Property

Schedule 3.27         Company Shareholders Disposing of Stock

Schedule 3.28         Stock Option Plans

Schedule 4.2          Compass Prior Consents

Schedule 5.1(d)       Insurance Policies to be Maintained

Schedule 5.1(g)       Compliance with Laws Pending Merger

Schedule 5.1(j)       List of Accounts and Safe Deposit Boxes

Schedule 5.1(k)       List of Liabilities and Obligations of the
                      Company and the Bank

Schedule 5.2(l)       Capital Expenditures

Schedule 6.15         Employee Bonuses

Schedule 10.13        List of Directors and Officers


                  AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of
August 29, 1995, by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), and Flower Mound Bancshares, Inc., a
Texas corporation ("Company").

     WHEREAS, Compass desires to affiliate with the Company and its wholly-owned subsidiary, Security Bank, a Texas state bank (the
"Bank"), and the Company and the Bank desire to affiliate with Compass in the manner provided in this Agreement;

     WHEREAS, Compass and the Company believe that the Merger (as defined herein) of the Company with a new subsidiary of Compass to be formed and added as a party to this Agreement after the date hereof in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and shareholders; and

     WHEREAS, the respective boards of directors of the Company and Compass have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                           ARTICLE I.
                           THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Texas Business Corporation Act (the "TBCA") and the General Corporation Law of the State of Delaware (the "GCL"), a Delaware corporation to be formed after the date hereof, all of the capital stock of which will be owned by Compass (such corporation being hereinafter referred to as "Compass Texas"), shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving
Corporation") and the separate corporate existence of Compass
Texas shall cease. Compass shall not be deemed a party to the Merger for the purposes of the TBCA or the GCL.

     SECTION 1.2 Effective Time. The Merger shall be consummated by the filing by the Texas Secretary of State of Articles of Merger, in the form required by and executed in accordance with the relevant provisions of the TBCA, and by the filing by the Delaware Secretary of State of a Certificate of Merger in the form required by and executed in accordance with the relevant provisions of the GCL and by the issuance of a Certificate of Merger by the Secretary of State of Texas. (The date of such issuance and filing or such other time and date as may be specified in the Articles and Certificate of Merger shall be the "Effective Time").

     SECTION 1.3 Certain Effects of the Merger. The Merger shall have the effects set forth in Article 5.06 of the TBCA and in Sections 251 and 252 of the GCL.

     SECTION 1.4      Articles of Incorporation and By-Laws.  The
Articles of Incorporation and the By-Laws of the Company, in each case as in effect at the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

      SECTION 1.5 Directors and Officers. The directors and officers of Compass Texas at the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the ArticlesEof Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

     SECTION 1.6 Conversion of Shares. (a) Each share of the Company's common stock, par value $.10 per share ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (the Company Common Stock is sometimes called the "Shares"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Merger Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such Share.

For the purposes of determining the number of Shares issued and outstanding, the number of Shares issued and outstanding shall be increased by the number and class of Shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares which is in effect or outstanding prior to the Effective Time.

     (b) Each holder of Company Common Stock shall receive Merger Consideration equal to the quotient of 340,000 shares of Compass common stock, $2.00 par value per share ("Compass Common Stock"), subject to adjustment as set forth in subsection (c) below, divided by the number of Shares of Company Common Stock outstanding immediately prior to the Effective Time for each share of Company Common Stock so held. In the event the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding the tenth business day prior to the first business day following the last received regulatory approval from the FDIC and the FRB (all as defined in Section 3.5) and the expiration of any applicable waiting period with respect thereto (the "Share Determination Market Value") is less than $26.50 per share, Compass shall either
(i) terminate this Agreement (the "Pricing Termination Option") by written notice to the Company within ten business days after the Share Determination Market Value of less than $26.50 per share is capable of being determined, or (ii) agree to issue a number of shares of Compass Common Stock equal to the quotient of $9,010,000 divided by the Share Determination Market Value, which shares of Compass Common Stock would be in addition to the shares of Compass Common Stock which may be issued under subsection (c) below. In the event that Compass exercises its Pricing Termination Option or in the event Compass fails to notify the Company of its election pursuant to the preceding sentence within the specified ten business day period, this Agreement shall be terminated, but the Company shall have the right to reject such termination of the Agreement by Compass (the "Termination Rejection") by agreeing to accept an aggregate of 340,000 shares of Compass Common Stock.
Such Termination Rejection shall be exercised by a notice to Compass within five business days following the earlier of (i) the date on which the Company receives notice of Compass' exercise of the Pricing Termination Option or (ii) the expiration of the specified ten business day period. In the event that the Company fails to notify Compass of its exercise of the Termination Rejection within the five business day period after the earlier of
(i) the receipt of notice from Compass of its exercise of the Pricing Termination Option or (ii) the expiration of the initial ten business day period, this Agreement shall be terminated. The aggregate number of shares of Compass Common Stock to be exchanged for each Share, respectively, shall be adjusted appropriately to reflect any stock dividends or splits with respect to Compass Common Stock, when the record date or payment occurs prior to the Effective Time.

     (c) In the event the transactions contemplated by this Agreement are not consummated on or before the record date for the fourth quarter 1995 dividend of Compass, the Merger Consideration shall be increased by an amount of shares of Compass Common Stock equal to the product of 340,000 times the Compass fourth quarter 1995 dividend rate divided by the Share Determination Market Value.

Further, in the event the transactions contemplated by this Agreement are not consummated by the record date for the first quarter 1996 dividend of Compass, the aggregate Merger Consideration shall be increased further by an additional amount of shares of Compass Common Stock equal to the product of 340,000 times the Compass first quarter 1996 dividend rate divided by the Share Determination Market Value.

     (d) Compass shall not issue any certificates for any fractional shares of Compass Common Stock otherwise issuable pursuant to the Merger. In lieu of issuing such fractional shares, Compass shall pay cash to any holder of Shares otherwise entitled to receive such fractional share. Such cash payment shall be based on the Share Determination Market Value.

     SECTION 1.7 Closing. Upon the terms and subject to the conditions hereof, and the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, the Company and Compass Texas shall execute and deliver the Articles of Merger and the Certificate of Merger, as described in Section 1.2, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section, but within ten business days after the receipt of all regulatory approvals and the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, except as may be necessary to be extended to take into account the time periods for the Pricing Termination Option and the Termination Rejection set forth in Section 1.6(b), a closing (the "Closing") will be held at the office of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. in Dallas, Texas (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

                           ARTICLE II.

                       EXCHANGE OF SHARES

     SECTION 2.1      Exchange of Shares.

     (a) At least 15 days prior to the Effective Time, Compass shall deliver to each record holder (the "Shareholders") of an outstanding certificate or certificates which as of the Effective Time will represent Shares (the "Certificates"), a form letter of transmittal in substantially the form of Exhibit A attached hereto approved by the Company and Compass ("Letters of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Compass) and instructions for use in effecting the surrender of the Certificates for payment therefor. If the Shareholders provide Compass with copies of completed Letters of Transmittal and Certificates, Compass shall promptly, but in no event later than the fifth business day after the delivery of such Letters of Transmittal, advise the Company whether any defect, omission or other issue exists, regarding the Letters of Transmittal or the Certificates, that would prevent any Shareholder from receiving, at the Effective Time, cash and Compass
Common Stock in the amount provided for in Section 1.6.   Upon
surrender to Compass of a Certificate, together with a properly executed and completed Letter of Transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor cash and Compass Common Stock in the amount provided in Section 1.6, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon surrender of the Certificate and no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's Shares are surrendered in exchange therefor. If payment or delivery of Compass Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.1, each Certificate shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

     (b) After the Effective Time, the stock transfer ledger of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Shares which were outstanding immediately prior to such time of filing. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be promptly presented to Compass and exchanged as provided in this Article II.

     (c) At the Closing, Compass shall deliver to the Shareholders who have submitted to Compass on or prior to the Effective Time their Certificates, accompanied by properly executed and completed Letters of Transmittal, cash and Compass Common Stock in the amount provided for in Section 1.6.

                          ARTICLE III.

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby makes the representations and warranties set forth in this Article III to Compass. The Company has delivered to Compass the Schedules to this Agreement referred to in this Article III on the date hereof. The Company agrees to provide Compass and Compass Texas at the Closing with supplemental Schedules reflecting any changes thereto between the date of such Schedules and the date of the Closing.

     SECTION 3.1 Organization and Qualification. The Company is a Texas corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Texas and all laws, rules, and regulations applicable to bank holding companies. The Bank is a Texas state bank, duly organized, validly existing and in good standing under the laws of the State of Texas, and is not a member of the Federal Reserve System. Each of the Company and the Bank has all requisite corporate power and authority to carry on their respective businesses as now being conducted and to own, lease and operate their respective properties and assets as now owned, leased or operated. Except as set forth on ScheduleE3.17, the Company does not own or control any Affiliate (as defined in Section 3.17) or Subsidiary (as defined in Section 10.13) other than the Bank. True and correct copies of the Articles of Incorporation or Association and Bylaws of the Company and the Bank, with all amendments thereto through the date of this Agreement, have been delivered by the Company to Compass. The Bank is duly incorporated to do business and is in good standing in the State of Texas. The nature of the businesses of the Company and the Bank and their respective activities, as currently conducted, do not require them to be qualified to do business in any jurisdiction other than the State of Texas.

     SECTION 3.2 Company Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of 10,000 shares of Company Common Stock, of which 1,040 shares are issued and outstanding, and none of which are held in treasury. Except as set forth on ScheduleE3.2, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Company or the Bank to purchase or otherwise acquire any security of or equity interest in the Company or the Bank. Except as set forth on ScheduleE3.2, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating the Company to issue any shares of the Company, or to the knowledge of the Company, irrevocable proxies or any agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the Shares that have been issued have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. There are no restrictions applicable to the payment of dividends on the Shares except pursuant to the TBCA and applicable banking laws and regulations and all dividends declared prior to the date hereof have been paid.

     SECTION 3.3 Bank Capitalization; Other Securities. All of the issued and outstanding shares of the capital stock of the Bank (i) are duly authorized, validly issued, fully paid and nonassessable, (ii) are free and clear of any liens, claims, security interests and encumbrances of any kind, and (iii) there are no irrevocable proxies with respect to such shares and there are no outstanding or authorized subscriptions, options, warrants, calls, rights, or other agreements or commitments of any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to any of such shares of capital stock to any person. The Company owns, directly, all of the issued and outstanding capital stock of the Bank. Set forth on Schedule 3.3 hereto is a list of all equity ownership by the Company or the Bank for the account of the Company or the Bank in any other person other than the Bank (the "Other Securities"). The Company or the Bank owns each Other Security free and clear of any lien, encumbrance, security interest or charge.

     SECTION 3.4 Authority Relative to the Agreement. The Company has full corporate power and authority, and no further proceedings on the part of the Company are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby which have been duly and validly authorized by its Board of Directors and its Shareholders. This Agreement has been duly executed and delivered by the Company and is a duly authorized, valid, legally binding and enforceable obligation of the Company, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies and other governmental authorities having authority over the Company as may be required by statute or regulation. Except as set forth on ScheduleE3.4, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the respective Articles of Incorporation or Association or By-Laws of the Company or the Bank or any agreement, document or instrument by which the Company or the Bank is obligated or bound.

     SECTION 3.5      No Violation.  Except as set forth on
Schedule 3.5, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, following the receipt of such approvals as may be required from the Securities and Exchange Commission ("SEC"), the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System ("FRB"), and the Texas Department of Banking ("Department") will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Company or the Bank or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Company or the Bank pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Company or the Bank is a party or by which any of their assets or properties are subject or bound. Except as set forth on
Schedule 3.5, there are no proceedings pending or, to the knowledge of the Company or the Bank, threatened, against the Company, the Bank or involving the Shares, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Compass or Compass Texas upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 3.5, or as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of the Company and the Bank will not be terminated or impaired by reason of the execution, delivery or performance by the Company of this Agreement or consummation by the Company of the transactions contemplated hereby, assuming the receipt of required regulatory approvals.

     SECTION 3.6 Consents and Approvals. The Company's Board of Directors (at a meeting called and duly held) and the Company's shareholders by written consent have approved and adopted this Agreement. Except as described in Schedule 3.6 hereto, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby or the resulting change of control of the Bank, except the filing of the Articles of Merger under the TBCA, the Certificate of Merger under the GCL, and such approvals as may be required from the FRB, the FDIC, and the Department.

     SECTION 3.7 Regulatory Reports. Except as set forth on ScheduleE3.7, the Company and the Bank have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the Department, the FDIC, or any other regulatory authority having jurisdiction over any such persons, other than plans, reports or information listed on Schedule 3.7.

     SECTION 3.8 SEC Status; Securities Issuances. The Company is not subject to the registration provisions of Section 12 of the Exchange Act nor the rules and regulations of the SEC promulgated under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than anti-fraud provisions of the Exchange Act. All issuances of securities by the Company and the Bank have been registered under the Securities Act, the Securities Act of the State of Texas, the Texas Banking Code, and all other applicable laws or were exempt from any such registration requirements.

     SECTION 3.9 Financial Statements. The Company has provided Compass with a true and complete copy of (i) the unaudited consolidated statement of financial position of the Company and the Bank as of December 31, 1994, and the related consolidated statements of income, shareholders' equity and changes in cash flows for the years ended December 31, 1994 and 1993, plus consolidating financial statements of the Bank, and (ii) the consolidated statements of financial position of the Company and the Bank as of June 30, 1995 and the related consolidated statements of income, shareholders' equity and changes in cash flows for the six-month periods ended June 30, 1995 and 1994 (such consolidated statements of financial position and the related consolidated statements of income, shareholders' equity and changes in cash flows are collectively referred to herein as the "Consolidated Financial Statements"), plus all consolidating financial statements for the Bank (collectively, with the Consolidated Financial Statements and the notes and schedules thereto, referred to as the "Financial Statements"). Except as described in the notes to the Consolidated Financial Statements, the Consolidated Financial Statements, including the consolidated statement of financial position and the related consolidated statements of income, shareholders' equity and changes in cash flows (including the related notes thereto) of the Company and the Bank, fairly present the financial position of the Company and the Bank as of the dates thereof and the results of operations and cash flows of the Company and the Bank for the periods then ended, in conformity with generally accepted accounting principles ("GAAP") unless otherwise instructed by the instructions to the Call Reports (as defined below), which instructions represent regulatory accounting principles ("RAP"), in which instance such information is presented in conformity with RAP, applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Consolidated Financial Statements accurately and fairly reflect in all material respects the transactions of the Company and the Bank. As of their dates, the Consolidated Financial Statements conformed, or will conform when delivered, in all material respects with all applicable rules and regulations promulgated by the FRB. Neither the Company nor the Bank has any liabilities or obligations of a type which should be included in or reflected on the Financial Statements if prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements. The Company will provide Compass with the unaudited consolidated and unconsolidated statements of financial position of the Company and the Bank as of the end of each month hereafter, prepared on a basis consistent with prior periods, and promptly following their availability the Company will provide Compass with the Reports of Condition and Statements of Income ("Call Reports") of the Bank for all periods ending after June 30, 1995. As of their dates, the consolidating financial statements of the Bank conformed, or will conform when delivered, in all material respects with all applicable rules and regulations promulgated by the Department and the FDIC. The Company and the Bank have no off balance sheet liabilities associated with financial derivative products or potential liabilities associated with financial derivative products.

     SECTION 3.10 Absence of Certain Changes. Except as and to the extent set forth on Schedule 3.10, since June 30, 1995 (the "Balance Sheet Date"), neither the Company nor the Bank has:

     (a) made any amendment to its Articles of Incorporation or Association or Bylaws or changed the character of its business in any material manner;

     (b)      suffered any Material Adverse Effect (as defined in
Section 10.13(b));

     (c) entered into any agreement, commitment or transaction except in the ordinary course of business and consistent with prudent banking practices;

     (d) except in the ordinary course of business and consistent with prudent banking practices, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise);

     (e) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent) except in the ordinary course of business and consistent with prudent banking practices;
     (f) except in the ordinary course of business and consistent with prudent banking practices, canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets;

     (g) disposed of or permitted to lapse any rights to the use of any trademark, service mark, trade name or copyright, or disposed of or disclosed to any person other than its employees or agents, any trade secret not theretofore a matter of public knowledge;

     (h) except for regular salary increases and bonuses granted in the ordinary course of business within the Company's or the Bank's 1995 budget or currently established incentive programs or 1996 incentive programs as contemplated by Schedule 6.15, and consistent with prior practices, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by the Company or the Bank, for the directors, employees or former employees of the Company or the Bank ("Employee Benefit Plan");

     (i) directly or indirectly declared, set aside or paid any dividend or made any distribution in respect to its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities, except for dividends paid to the Company by the Bank;

     (j) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person (except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, the ownership of which does not expose the Company or the Bank to any liability from the business, operations or liabilities of such person);

     (k) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

     (l) made any or acquiesced with any change in any accounting methods, principles or practices, except as required by changes in GAAP or RAP;

     (m) experienced any Material Adverse Effect in relations with customers or clients of the Company or the Bank;

     (n) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with prudent banking practices; or

     (o) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section 3.10 in the future so that any such representation would not be true in all material respects as of the Closing.

     SECTION 3.11 Company Indebtedness. The Company has delivered to Compass true and complete copies of all loan documents ("Company Loan Documents") related to indebtedness of the Company and its subsidiaries, including the Bank, other than (i) deposits and (ii) indebtedness of the bank incurred in the ordinary course of business and consistent with prudent banking practices
("Company Indebtedness"), and made available to Compass all material correspondence concerning the status of Company Indebtedness. The Company will deliver to Compass true and complete copies of the letters of credit issued by the Bank and the loan documents relating to the pledges in connection with treasury, tax and loan accounts.

     SECTION 3.12 Litigation. Except as set forth on Schedule 3.12, there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or involving any of their respective properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity ("Proceeding"). The Company will notify Compass immediately in writing of any Proceedings against the Company or the Bank.

     SECTION 3.13 Tax Matters. The Company and the Bank have duly filed all tax returns required to be filed by them involving a tax liability or other material potential detriment for failure to file (the "Filed Returns"). The Company and the Bank have paid, or have established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. With respect to the periods for which returns have not yet been filed, the Company and the Bank have established adequate reserves determined in accordance with GAAP for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes. Except as described in Schedule 3.13, the Company and the Bank have no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. Except as set forth on
Schedule 3.13, the Company has not entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of the Company or the Bank or similar arrangement with its Subsidiaries. Set forth on Schedule 3.13 are the dates of filing of all Filed Returns and any amendments thereto which relate to federal or state income or franchise taxes. Neither the Company nor the Bank have filed any Internal Revenue Service ("IRS")
Forms 1139 (Application for Tentative Refund). Except as set forth on Schedule 3.13, there are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of the Company or the Bank, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company or the Bank for any period. The Company and the Bank have withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

     SECTION 3.14 Employee Benefit Plans. With respect to all Employee Benefit Plans in which employees of the Company or the Bank participate the following are true and correct:

     (a) Schedule 3.14(a) lists each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or the Bank or to which the Company or the Bank contributes or is required to contribute, including any multiemployer welfare plan (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans") and sets forth (i) the amount of any liability of the Company or the Bank for contributions more than thirty days past due with respect to each Welfare Benefit Plan as of the date hereof and as of the end of any subsequent month ending prior to the Closing and (ii) the annual cost attributable to each of the Welfare Benefit Plans; no Welfare Benefit Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Internal Revenue Code of 1986, as amended (the
"Code") and Sections 601-608 of ERISA;

     (b) Schedule 3.14(b) lists each "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by the Company or the Bank or to which the Company or the Bank contributes or is required to contribute, including any multiemployer plan (as defined in Section 3(37) of ERISA) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

     (c) All of the Pension Benefit Plans and Welfare Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the Pension Benefit Plans and Welfare Benefit Plans; all necessary governmental approvals relating to the establishment of the Pension Benefit Plans have been obtained; and with respect to each Pension Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Benefit Plan and each material amendment thereto has been issued by the Internal Revenue Service (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination), including amendments which may be required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988, the Revenue Reconciliation Act of 1989 and the Omnibus Budget Reconciliation Act of 1990;

     (d) Each Welfare Benefit Plan and each Pension Benefit Plan has been administered in compliance with the requirements of the Code, ERISA and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely filed;

     (e) On and after January 1, 1975, neither the Company, the Bank nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of
Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

     (f) Schedule 3.14(f) lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock, excess benefit plan, incentive compensation, stock bonus, cash bonus, severance pay, golden parachute, life insurance, all nonqualified deferred compensation arrangements, rabbi trusts, all unfunded plans and any other employee benefit plan, agreement, arrangement or commitment not required under a previous subsection to be listed (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Company or the Bank;

     (g) Neither the Company, the Bank nor any corporation or other trade or business controlled by or under common control with the Company (as determined under Sections 414(b) and 414(c) of the Code) ("Common Control Entity") is, or has been within the past five years, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Benefit Plan subject to the provisions of Title IV of ERISA, nor has the Company, the Bank or a Common Control Entity maintained or participated in any employee pension benefit plan (defined in Section 3(2) of ERISA) subject to the provision of Title IV of ERISA. In addition, neither the Company, nor the Bank nor a Common Control Entity (i) is a party to a collective bargaining agreement, (ii) has maintained or contributed to, or has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA), or
(iii) has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA);

     (h) True and complete copies of each Welfare Benefit Plan and each Pension Benefit Plan, related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions, each plan, agreement, arrangement, and commitment referred to in subsection 3.14(f) of this Section, the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, the most recent application for a determination letter from the Internal Revenue Service with respect to each Pension Benefit Plan and Annual Reports on Form 5500 Series filed with any governmental agency for each Welfare Benefit Plan and each Pension Benefit Plan for the two most recent plan years, have been furnished to Compass;

     (i) All Welfare Benefit Plans, Pension Benefit Plans, related trust agreements or annuity contracts (or any other funding instruments), and all plans, agreements, arrangements and commitments referred to in subsection 3.14(f) of this Section are legally valid and binding and in full force and effect and there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans nor any obligations, commitments or understandings to continue any of these plans, (whether expressed, implied, oral or written) except as required by
Section 4980B of the Code and Sections 601-608 of ERISA;

     (j) There are no claims pending with respect to, or under, any Pension Benefit Plan, Welfare Benefit Plan or any plan, agreement, arrangement or commitment described in subsection 3.14(f), other than routine claims for plan benefits, and there are no disputes or litigation pending or threatened with respect to any such plans;

     (k) No action has been taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any Pension Benefit Plan, Welfare Benefit Plan or any plan, agreement, arrangement or commitment described in subsection 3.14(f), other than for income taxes due with respect to benefits paid; and

     (l) Except as otherwise set forth in Schedule 3.14(l), neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment to be made by the Company or the Bank (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, or (ii) increase any benefits otherwise payable under any Welfare Benefit Plan, Pension Benefit Plan, or any plan, agreements, arrangements, and commitments referred to in subsection 3.14(f) of this Section.

     SECTION 3.15      Employment Matters.  Except as disclosed on
Schedule 3.15, neither the Company nor the Bank is a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Company or the Bank before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Company or the Bank, nor of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. The Company and the Bank are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor the Bank is engaged in any unfair labor practice.

     SECTION 3.16      Leases, Contracts and Agreements.  Schedule
3.16 sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Company or the Bank is a party or by which the Company or the Bank is bound which obligate or may obligate the Company or the Bank in the aggregate for an amount in excess of $25,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate the Company or the Bank in the aggregate for an amount in excess of $25,000 over the entire term of such related contracts (the "Contracts"). The Company has delivered to Compass true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of, agreements with Bank customers for trust services, or deposits by the Company or the Bank, but does include unfunded loan commitments and letters of credit issued by the Company or the Bank where the borrowers' total direct and indirect indebtedness to the Bank is in excess of $25,000. Except as set forth in Schedule 3.16, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of the Company or the Bank. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.16, all rent and other payments by the Company and the Bank under the Contracts are current, there are no existing defaults by the Company or the Bank under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. Each of the Company and the Bank has a good and marketable leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

     SECTION 3.17 Related Company Transactions. Except as set forth on Schedule 3.17, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Company, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates (including the Bank). The term "Affiliate" as used in this Agreement means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     SECTION 3.18 Compliance with Laws. Except as set forth on Schedule 3.18, neither the Company nor the Bank is in default in respect to or is in violation of (i) any judgment, order, writ, injunction or decree of any court or (ii) to the knowledge of the Company and the Bank, any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, including (for purposes of illustration and not limitation) capital and FRB reserve requirements, and loan limitations of the Department; and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Company or the Bank. The Company will notify Compass immediately when it acquires knowledge of any default under any statute, law, ordinance, rule, order, or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local. The Company and the Bank have all permits, licenses, and franchises from governmental agencies required to conduct their businesses as they are now being conducted.

     SECTION 3.19 Insurance. The Company and the Bank have in effect the insurance coverage (including fidelity bonds) described in Schedule 3.19 and have had similar insurance in force for the last 5 years. There have been no claims under such bonds within the last 5 years and neither the Company nor the Bank is aware of any facts which would form the basis of a claim under such bonds. Neither the Company nor the Bank has any reason to believe, other than due to market conditions generally applicable to banks in the State of Texas, that the existing fidelity coverage would not be renewed by its carrier on substantially the same terms.

     SECTION 3.20 Loans. To the knowledge of the Company and the Bank, each loan reflected as an asset in the Financial Statements is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles. The Bank does not have in its portfolio any loan exceeding its legal lending limit, and except as disclosed on Schedule 3.20, the Bank has no known substandard, doubtful, loss, or nonperforming loans or loans more than thirty (30) days past due.

     SECTION 3.21 Fiduciary Responsibilities. The Company and the Bank have performed in all material respects all of their respective duties as a trustee, custodian, guardian or as an escrow agent in a manner which complies in all respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

     SECTION 3.22 Patents, Trademarks and Copyrights. Except as set forth in Schedule 3.22, neither the Company nor the Bank require the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright, or any material trade secret for the business or operations of the Company or the Bank. The Company and the Bank own or are licensed or otherwise have the right to use the items listed in Schedule 3.22.

     SECTION 3.23 Environmental Compliance. Except as set forth in Schedule 3.23:

     (a) To the knowledge of the Company or the Bank, the Company, the Bank and any property owned or operated by them are in compliance with all applicable Environmental Laws (as defined in Section 10.14(c)) and have obtained and are in compliance with all permits, licenses and other authorizations required under any Environmental Law. To the knowledge of the Company or the Bank, there is no past or present event, condition or circumstance that is likely to interfere with the conduct of the business of the Company or the Bank in the manner now conducted relating to such entity's compliance with Environmental Laws or constitute a violation thereof or which would have a Material Adverse Effect upon the Company or the Bank;

     (b) Neither the Company nor any Subsidiary does now or has leased, operated, owned, or exercised managerial functions at any facilities or real property with respect to which such entity, facility or real property is subject to any actual, potential, or, to the knowledge of the Company or the Bank, threatened Proceeding under any Environmental Law;

     (c) There are no actions or Proceedings pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank under any Environmental Law, and neither the Company nor the Bank has received any notice (whether from any regulatory body or private person) of violation, or potential or threatened violation, of any Environmental Law;

     (d) There are no actions or Proceedings pending or, to the knowledge of the Company or the Bank, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances (as defined in Section 10.14(d)) at or on
(i) any Property currently or in the past owned, operated, or leased by the Company or Bank or over which the Company or the Bank exercised managerial functions, or (ii) at any property where Polluting Substances generated by the Company or the Bank have been disposed;

     (e) There is no Property for which the Company or the Bank is or was required to obtain any Permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use such Property or any portion of it;

     (f) Except as disclosed in writing to Compass, to the knowledge of the Company or the Bank neither the Bank nor the Company has generated any Polluting Substances and for any such Polluting Substances properly executed manifests are on record with them and any appropriate regulatory agency;

     (g) To the knowledge of the Company or the Bank, there has been no release of Polluting Substances in violation of any Environmental Laws, which would require any report or notification to any governmental or regulatory authority, in or on any Property;

     (h) Neither any Property nor the Bank nor the Company is subject to investigation or pending or, to the knowledge of the Company or the Bank, threatened litigation by federal, state or local officials or private litigant as a result of any previous on-site management, treatment, storage, release or disposal of Polluting Substances or exposure to any Polluting Substances;

     (i) There are no underground or above-ground storage tanks under or on any Property other than Property now held as security for a loan or other indebtedness owed to the Company or the Bank and, to the knowledge of the Company or the Bank, there are no underground or above-ground storage tanks on any Property now held as security for a loan or other indebtedness owed to the Company or the Bank, which are not in conformity with Environmental Laws and any Property previously containing such tanks has been remediated in compliance with all Environmental Laws;

     (j) There is no asbestos-containing material on any Property other than Property now held as security for a loan or other indebtedness owed to the Company or the Bank and, to the knowledge of the Company or the Bank, there is no asbestos-containing material on any Property now held as security for a loan or other indebtedness owed to the Company or the Bank;

     (k) The Company and the Bank have fully complied with the guidelines issued by the Federal Deposit Insurance Corporation on February 25, 1993 that require banks to investigate and regularly review the hazardous waste conditions of property held by such bank as security with respect to any Property securing any loan.

     (l) For purposes of this Section 3.23 and Section 6.10, "Property" includes any property (whether real or personal) which the Company or the Bank currently or in the past has leased, operated or owned or managed in any manner including without limitation any property acquired by foreclosure or deed in lieu thereof and property now held as security for a loan or other indebtedness by the Company or the Bank.

     SECTION 3.24      Regulatory Actions.  Except as set forth on
Schedule 3.24, there are no actions or proceedings pending or, to the knowledge of the Company and the Bank, threatened against the Company or the Bank by or before the FRB, the FDIC, the U.S. Environmental Protection Agency, the Texas Natural Resource Conservation Commission, or any other nation or government, any state or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except as set forth on
Schedule 3.24, neither the Bank nor the Company is subject to a formal or informal agreement, memorandum of understanding, enforcement action with or any type of financial assistance by any regulatory authority having jurisdiction over such entity. Neither the Company nor the Bank has taken or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval.
Except as set forth in Schedule 3.24, the Company and the Bank have not received or been made aware of any complaints or inquiries under the Community Reinvestment Act, the Fair Housing Act, the Equal Credit Opportunity Act or any other state or federal anti-discrimination fair lending law and, to the knowledge of the Company and the Bank, there is no fact or circumstance that would form the basis of any such complaint or inquiry.

     SECTION 3.25 Title to Properties; Encumbrances. Except as set forth on Schedule 3.25, each of the Company and the Bank has unencumbered, good, legal, and marketable title to all its properties and assets, real and personal, including, without limitation, all the properties and assets reflected in the Financial Statements except for those properties and assets disposed of in the ordinary course of business and consistent with prudent banking practice since the date of the Financial Statements. Except as set forth on Schedule 3.25, the Company has a title policy in full force and effect from a title insurance company which, to the best of Company's knowledge, is solvent, insuring good and indefeasible title to all real property owned by the Company and the Bank in favor of the Company or the Bank, whichever is applicable. The Company has made available to Compass all of the files and information in the possession of the Company or the Bank concerning such properties, including any title exceptions which might affect marketable title or value of such property. The Company and the Bank each hold good and legal title or good and valid leasehold rights to all assets that are necessary for them to conduct their respective businesses as they are currently being conducted. Except as set forth on Schedule 3.25, the Company owns all furniture, equipment, art and other property used to transact business presently located on its premises.
Except as set forth on Schedule 3.25, no Property has been deed recorded or otherwise been identified in public records or should have been recorded or so identified as containing Polluting Substances.

     SECTION 3.26 Shareholder List. The Company has provided to Compass prior to the date of this Agreement a list of the holders of Shares and the holders of any outstanding warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares as of June 30, 1995 containing the names, addresses and number of Shares or such other securities held of record, which is accurate in all respects as of such date, and the Company will promptly advise Compass in writing of any significant changes thereto.

     SECTION 3.27 Section 368 Representations. To the knowledge of the Company and the Bank, there is no present plan or intention by any of the Shareholders to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger that would reduce all such Shareholders' holdings to a number of shares having a total fair market value at the Effective Time of less than forty percent (40%) of the total fair market value of all of the Company's capital stock outstanding immediately prior to the Effective Time.

     SECTION 3.28 Employee Stock Options. Except as set forth on Schedule 3.28, there are no Company employee stock option plans or provisions in any other plan, program, or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or the Bank.

      SECTION 3.29 Accounting Matters. Neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit B hereto. The Company has entered into and caused each Shareholder who is an "affiliate" (as defined in SEC Rule 405) of the Company to enter into with Compass a written agreement in substantially the form of Exhibit C attached hereto.

     SECTION 3.30 Investment Representations. The Shareholders have executed and delivered to Compass investment representations in substantially the form of Exhibit D attached hereto.

     SECTION 3.31 Representations Not Misleading. No representation or warranty by the Company in this Agreement, nor any statement, summary, exhibit or schedule furnished to Compass or Compass Texas by the Company or the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                           ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES
                           OF COMPASS

     Compass hereby makes the representations and warranties set forth in this Article IV to the Company.

     SECTION 4.1      Organization and Authority.

     (a) Compass is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

     (b) Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended, and in good standing under all laws, rules and regulations applicable to bank holding companies. Compass is duly qualified or licensed and in good standing in each jurisdiction which requires such qualification where it owns or leases properties or conducts business.

     SECTION 4.2 Authority Relative to Agreement. Compass has full corporate power and authority and no further corporate proceedings on the part of Compass are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by Compass' Board of Directors. This Agreement has been duly executed and delivered by Compass and is a duly authorized, valid, legally binding and enforceable obligation of Compass, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over Compass as may be required by statute or regulation. Compass is not in violation of or default under its Certificate of Incorporation or By-Laws or any agreement, document or instrument under which Compass is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Compass or any of its Subsidiaries, the violation or breach of which could have a Material Adverse Effect on Compass and its Subsidiaries taken as a whole. Except as set forth on
Schedule 4.2, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the FRB, the FDIC, and the Department will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass, or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Compass pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Compass is a party or by which any of its assets or properties are bound. Except as set forth on
Schedule 4.2, there are no proceedings pending or, to the knowledge of Compass, threatened, against Compass, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Company or the Bank on the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 4.2, or as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of Compass will not be terminated or impaired by reason of the execution, delivery or performance by Compass of this Agreement or consummation by Compass of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

     SECTION 4.3 Financial Reports. Compass has previously furnished the Company and the Shareholders a true and complete copy of (i) the 1994 Annual Report to Shareholders, which report (the "Compass 1994 Annual Report") includes, among other things, consolidated statements of financial position of Compass and its Subsidiaries as of December 31, 1994 and 1993, the related consolidated statements of income, shareholders' equity and cash flows for the two years then ended and (ii) Compass's quarterly report on Form 10-Q for the quarter ended June 30, 1995 (the "Quarterly Report") which report includes among other things consolidated statements of financial position of Compass and its Subsidiaries as of June 30, 1995 and 1994, respectively, and the related consolidated statements of income and cash flows for the six month periods ending June 30, 1995 and 1994. The financial statements contained in the Compass 1994 Annual Report and such Quarterly Report have been prepared in conformity with GAAP applied on a basis consistent with prior periods. The consolidated statements of financial position of Compass and its subsidiaries as of December 31, 1994 and 1993 contained in the Compass 1994 Annual Report fairly present the consolidated financial condition of Compass and its Subsidiaries as at the dates thereof, and the related consolidated statements of income, shareholders' equity and cash flows of Compass and its Subsidiaries contained therein fairly present the results of operations and cash flows thereof for the fiscal years then ended. The consolidated financial statements of Compass and its Subsidiaries as of June 30, 1995 and 1994, contained in the Quarterly Report, fairly present the financial condition, the results of the operations and cash flows thereof as of such dates and for the periods indicated. For the purposes of this Agreement, all financial statements referred to in this
Section 4.3 shall be deemed to include any notes to such financial statements. Compass has made all filings required to be made in compliance with the Exchange Act. None of the information contained in the Compass 1994 Annual Report or the Quarterly Report is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Until the Closing, Compass will provide the Shareholders with copies of all of the periodic filings filed by Compass after the date hereof with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, including, but not limited to, all Forms 8-K, Forms 10-Q and Forms 10-K.

     SECTION 4.4 Capitalization. The shares of Compass Common Stock to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of June 30, 1995, Compass had 38,110,995 shares of common stock, $2.00 per share par value, issued and outstanding, none of which are held as treasury stock. None of the shares of Compass Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Compass Common Stock except as contemplated hereby.

     SECTION 4.5 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Compass in connection with the execution, delivery and performance by Compass of this Agreement and the transactions contemplated hereby or the resulting change in control of the Company and the Bank, except the filing of Articles of Merger under the TBCA, the filing of the Certificate of Merger under the GCL, and such approvals as may be required from the FRB, the Department and the FDIC.

     SECTION 4.6      Availability of Compass Common Stock.
Compass has available a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger
Consideration, and Compass will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration.

     SECTION 4.7 Representations Not Misleading. No representation or warranty by Compass in this Agreement, nor any statement or exhibit furnished to the Company or the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                           ARTICLE V.

                    COVENANTS OF THE COMPANY

     SECTION 5.1 Affirmative Covenants of the Company. For so long as this Agreement is in effect, the Company shall, and shall use its best efforts to cause its Subsidiaries, including the Bank (collectively, the "Acquired Companies") to, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

     (a)      operate and conduct the businesses of the Acquired
Companies in the ordinary course of business and consistent with prudent banking practices;

     (b) preserve intact the Acquired Companies' corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;
     (c) comply with all material contractual obligations applicable to the Acquired Companies' operations;

     (d) maintain all the Acquired Companies' properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in
Schedule 5.1(d) (which shall list all Property insured by such coverages) or obtain comparable insurance coverages from reputable insurers which are consistent with the existing insurance coverages;
     (e) in good faith and in a timely manner (i) cooperate with Compass and Compass Texas in satisfying the conditions in this Agreement, (ii) assist Compass and Compass Texas in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Compass and Compass Texas and the Company (or any of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Company and any governmental agency or other third party, (iii) furnish information concerning the Acquired Companies not previously provided to Compass required for inclusion in any filings or applications that may be necessary in that regard and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

     (f) timely file with the FRB, the Department, and the FDIC, all financial statements and other reports required to be so filed by any of the Acquired Companies and to the extent permitted by applicable law, promptly thereafter deliver to Compass copies of all financial statements and other reports required to be so filed;

     (g) comply in all material respects with all applicable laws and regulations, domestic and foreign;

     (h) promptly notify Compass upon obtaining knowledge of any default, event of default or condition with which the passage of time or giving of notice would constitute a default or an event of default under the Company Loan Documents and promptly notify and provide copies to Compass of any material written communications concerning the Company Loan Documents;

     (i) between the date of this Agreement and Closing, promptly give written notice to Compass upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Company contained in or referred to in this Agreement to be untrue or misleading in any material respect;

     (j) deliver to Compass a list (Schedule 5.1(j)), dated as of the Effective Time, showing (i) the name of each bank or institution where the Company and the Bank have accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

     (k) deliver to Compass a list (Schedule 5.1(k)), dated as of the Effective Time, showing all liabilities of Company and the Bank, except those arising in the ordinary course of their respective businesses, incurred since the Balance Sheet Date, certified by an officer of Company;

     (l) promptly notify Compass of any material change or inaccuracies in any data previously given or made available to Compass or Compass Texas pursuant to this Agreement; and

     (m) provide access, to the extent that the Company or the Bank have the right to provide access, to any or all Property (as defined in Section 3.23) so as to enable Compass to physically inspect any structure or components of any structure on such Property, including without limitation surface and subsurface testing and analyses.

     SECTION 5.2 Negative Covenants of the Company. Except with the prior written consent of Compass or as otherwise specifically permitted by this Agreement, the Company will not and will use its best efforts not to permit the Bank, or any other Subsidiary of the Company, to, from the date of this Agreement to the Closing:

     (a) make any amendment to its Articles of Incorporation or Association or Bylaws;

     (b) make any change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after notice to Compass;

     (c) make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

     (d)      contract to create any obligation or liability
(absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with prudent banking practices;

     (e) contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent), except in the ordinary course of business and consistent with prudent banking practices;

     (f) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and consistent with prudent banking practices;
     (g) sell any real estate owned as of the date of this Agreement or acquired thereafter, which real estate qualifies as "other real estate owned" under accounting principles applicable to it, except in the ordinary course of business and consistent with prudent banking practices and applicable banking laws and regulations;

     (h) dispose of or permit to lapse any rights to the use of any material trademark, service mark, trade name or copyright, or dispose of or disclose to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

     (i) except for regular salary increases granted in the ordinary course of business within the Company's or the Bank's 1995 budget and consistent with prior practices, grant any increase in compensation or directors' fees, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or terminate any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

     (j) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock; provided, however, that the Bank may pay dividends to the Company in the amounts necessary to enable the Company to pay the principal and interest due to the Shareholders in connection with their loan to the Company;

     (k) except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, acquire the capital stock or other equity securities or interest of any person;

     (l) make any capital expenditure or a series of expenditures of a similar nature in excess of $25,000 in the aggregate, other than as set forth in Schedule 5.2(l);

     (m) make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the ordinary course of business consistent with prudent banking practices, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability;

     (n) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business and consistent with prudent banking practices;

     (o) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Company or the Bank;

     (p) issue any certificates of deposit except in the ordinary course of business and in accordance with prudent banking practices;

     (q) make any investments except in the ordinary course of business and in accordance with prudent banking practices;

     (r)      modify, amend, waive or extend either the Company
Loan Documents or any rights under such agreements;

     (s) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan, or participation is made in the ordinary course of business and in accordance with prudent banking practices;

     (t) sell or contract to sell any part of the Bank premises;

     (u)      change any fiscal year or the length thereof;

     (v)      take or agree to take any action that would prevent
Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit B hereto; or

     (w) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with the obligations of the Company and its directors and the Bank under this Agreement or any related written agreement.

     Nothing contained in this Section 5.2 or in Section 5.1 is intended to influence the general management or overall operations of the Company or the Bank in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced in compliance therewith.

                           ARTICLE VI.

                      ADDITIONAL AGREEMENTS

     SECTION 6.1 Access To, and Information Concerning, Properties and Records. During the pendency of the transactions contemplated hereby, the Company shall, to the extent permitted by law, give Compass, its legal counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing, to all of the Company's and the Bank's properties, books, contracts, commitments and records, permit Compass to make such reasonable inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require and furnish to Compass during such period all such information concerning the Company and the Bank and their affairs. All information disclosed or provided by the Company to, or otherwise obtained regarding the Company by, Compass shall be held confidential by Compass and its representatives, except to the extent counsel to Compass has advised it such information either (i) is required to or should be disclosed in filings with regulatory agencies or governmental authorities or (ii) was already public information when provided to Compass. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Company, Compass agrees to destroy or return to the Company all copies of such confidential information.

     SECTION 6.2 Filing of Regulatory Approvals. As soon as reasonably practicable, Compass shall file all notices and applications to the FRB, the Department and the FDIC which Compass deems necessary or appropriate to complete the transactions contemplated herein, including the merger of the Bank and Compass Bank-Dallas, a Texas state bank and indirect wholly-owned subsidiary of Compass ("Compass Bank"). Compass will deliver to the Company, and the Company will deliver to Compass, copies of all non-confidential portions of any such applications and all non-confidential correspondence to and from regulatory authorities concerning such applications.

     SECTION 6.3 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, Compass and the Company agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Compass and the Company shall use their respective best efforts to obtain or cause to be obtained consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

     SECTION 6.4 Company Indebtedness. Prior to the Effective Time, the Company shall pay all regularly scheduled payments on all Company Indebtedness and shall cooperate with Compass in taking such actions as are reasonably appropriate or necessary in connection with the redemption, prepayment, modification, satisfaction or elimination of any outstanding indebtedness of the Company or the Bank with respect to which a consent is required to be obtained to effectuate the Merger and the transactions contemplated by this Agreement and has not been so obtained.

     SECTION 6.5 Best Good Faith Efforts. All parties hereto agree that the parties will use their best good faith efforts to secure all regulatory approvals necessary to consummate the Merger and other transactions provided herein and to satisfy the other conditions to Closing contained herein.

     SECTION 6.6 Exclusivity. The Company shall not solicit, entertain or negotiate with respect to any offer to acquire the Company or the Bank from any other person. During the term of this Agreement, neither the Company nor the Bank shall provide information to any other person in connection with a possible acquisition of the Company or the Bank. Immediately upon receipt of any such unsolicited offer, the Company will communicate to Compass the terms of any proposal or request for information and the identity of parties involved.

     SECTION 6.7 Public Announcement. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of the Company and Compass.

     SECTION 6.8 Employee Benefit Plans. Compass presently intends that, after the Merger, Compass Texas and the Bank will not make additional contributions to the Employee Benefit Plans. However, Compass agrees that the employees of the Company and the Bank will be entitled to participate as new employees in the employee welfare and pension benefit plans maintained for employees of Compass Bank and its Affiliates, in accordance with their respective terms. Compass further agrees that employees of the Company and the Bank will be entitled to credit for prior service with the Company and the Bank for purposes of calculating vacation benefits and sick time. Employees of the Company and the Bank will not receive any credit for prior service with the Company or the Bank with respect to the employee stock ownership plan, 401(k) plan, retirement plan or any other defined ownership plan or defined benefit plan now or hereafter maintained by Compass for the benefit of any of the employees of Compass and its Affiliates.

     SECTION 6.9 Merger of Bank. Compass presently intends to cause the Bank to merge into Compass Bank immediately after the Merger, and the Company agrees to use its best efforts to cause the Bank to execute documents and take actions (conditioned on the Merger being effective) and otherwise cooperate with Compass during the time the Merger transaction is pending in order to facilitate such merger of the Bank into Compass Bank immediately after the Closing.

     SECTION 6.10 Environmental Investigation; Right to Terminate Agreement. (a) Compass and its consultants, agents and representatives, shall have the right to the same extent that the Company or the Bank has such right, but not the obligation or responsibility, to inspect the Property to the extent that the Company and the Bank have the right to permit Compass and its consultants, agents and representatives to inspect the Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigations, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time and shall complete such inspections on or prior to the 45th day after the date hereof. Compass shall notify the Company prior to any physical inspections of Property, and the Company may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Compass, Compass shall notify the Company of the Properties on which it intends to conduct a secondary investigation on or prior to the 52nd day after the date hereof. Compass shall notify the Company of any Properties that are not acceptable and require remediation on or prior to the 102nd day after the date hereof.

     With respect to any Property which is owned, operated or leased by the Company or the Bank or over which the Company or the Bank has managerial control, including without limitation the Company's and the Bank's premises and other real estate owned ("Controlled Property"), that Compass has notified the Company is not acceptable and requires remediation, the Company shall promptly prepare a remediation plan acceptable to Compass and obtain approval of such remediation plan by the Texas Natural Resource Conservation Commission or any other appropriate governmental authority ("Environmental Regulatory Authority") on or prior to the 240th day after the date hereof. Promptly following the preparation of any such remediation plan and its approval by the appropriate Environmental Regulatory Authority, the Company shall perform the remediation contemplated by any such plan. In the event that the Company is unable to obtain the approval of any such remediation plan within the time period described above, any such approved remediation plan is not acceptable to Compass, the Company refuses or fails to conduct remediation in accordance with any such approved plan on or prior to the 240th day after the date hereof, or the applicable Environmental Regulatory Authority disapproves of the results of any such remediation conducted by the Company, Compass shall have the right to terminate this Agreement pursuant to written notice to the Company on or prior to the 10th business day after the date the Company advises Compass in writing that, as applicable, the Company has been unable to obtain timely approval of any remediation plan, that any such approved remediation plan has been obtained, that any such Controlled Property has been remediated by the Company but the applicable Environmental Regulatory Authority does not approve the results of the remediation, or that the Company does not intend to remediate or has not timely remediated any such Controlled Property.

     With respect to any Property other than a Controlled Property ("Collateral Property") that Compass has notified the Company is not acceptable and requires remediation, the Company agrees promptly to request the person ("Third Party Owner") who owns, operates, leases or otherwise exercises managerial control over any such Collateral Property to remediate such Collateral Property pursuant to a remediation plan approved by the appropriate Environmental Regulatory Authority on or prior to the 240th day after the date hereof. If the Third Party Owner's approved remediation plan is not acceptable to Compass, Compass shall have the right to terminate this Agreement within five business days after receiving notice and a copy of the approved remediation plan.

In the event that the Third Party Owner remediates the Collateral Property but the applicable Environmental Regulatory Authority does not approve the results of the remediation or obtains the approval by the appropriate Environmental Regulatory Authority of a remediation plan but is unable to complete the remediation within the time period described above, the Company shall so advise Compass in writing of such Third Party Owner's attempted remediation or approved but unperformed remediation plan, and Compass shall have the right to terminate this Agreement within ten business days after the date of receiving such written notice from the Company. If a Third Party Owner refuses or fails to conduct any remediation or obtain any approved remediation plan with respect to any Collateral Property, the Company agrees to obtain a written estimate ("Remediation Estimate") from an environmental professional acceptable to Compass of all costs of remediating any such Collateral Property (including the costs of preparing a remediation plan acceptable to Compass and approved by the appropriate Environmental Regulatory Authority). A remediation plan prepared by the Third Party Owner and acceptable to Compass may be the basis of the Remediation Estimate. Compass shall have the right to terminate this Agreement by written notice to the Company within ten business days after receipt from the Company of any Remediation Estimate for a particular Collateral Property. Notwithstanding the foregoing, and without limiting any rights of Compass to terminate this Agreement, the Company shall not be obligated to incur aggregate expenditures in excess of $150,000 in connection with preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties and in connection with obtaining Remediation Estimates in connection with Collateral Properties.

     (b) Each party hereto hereby agrees to indemnify and hold harmless the other party hereto and its affiliates for any claims for damage to the Property or injury or death to persons arising in connection with any Environmental Inspection or secondary investigation to the extent such damage, injury or death is directly or indirectly attributable to the negligent actions or negligent omissions of such indemnifying party. Neither Compass nor Compass Texas shall have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, neither Compass nor Compass Texas shall have any obligation to make any reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey, but such reporting shall remain the responsibility of and within the discretion of the Company or the Bank, as the case may be. Neither Compass nor Compass Texas shall have any liability to the Company or its Subsidiaries for making any report of such results to any governmental authority.

     (c) Compass shall have the right to terminate this Agreement in the following circumstances: (i) the Company's breach of any representation or warranty set forth in Section 3.23; (ii) the factual substance of any warranty or representation set forth in Section 3.23 is not true and accurate in all material respects irrespective of the knowledge or lack of knowledge of the Company or the Bank; (iii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Compass because the Environmental Inspection, secondary investigation or other environmental survey identifies material violations or potential material violations of Environmental Laws; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action which, when aggregated with any other expenditures which may be incurred in connection with this subsection (iv) or subsection (vi) below, may require expenditures in excess of $150,000 in connection with (1) remediation of any Property, (2) preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties, or (3) obtaining Remediation Estimates in connection with Collateral Properties; (v) the presence of any underground or above-ground storage tank in, on or under any Property which is not registered properly with appropriate governmental authorities and otherwise entitled to applicable governmental remediation funds or which has resulted in a release of any Polluting Substances or which otherwise is in violation of an Environmental Law; (vi) the presence of any asbestos-containing material in, on or under any Property, the removal of which, when aggregated with any other expenditures which may be incurred in connection with this subsection (vi) or subsection (iv) above, may require expenditures in excess of $150,000 in connection with (1) remediation of any Property, (2) preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties, or (iii) obtaining Remediation Estimates in connection with Collateral Properties.; or (vii) Compass is not permitted to conduct an Environmental Inspection or secondary investigation of any Property to the extent it deems appropriate.

     (d) The Company agrees to make available to Compass and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property including, without limitation, the results of other environmental inspections and surveys. The Company also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Compass and shall be entitled to certify the same in favor of Compass and its consultants, agents and representatives and make all other data available to Compass and its consultants, agents and representatives. Compass agrees to provide the Company with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections.

     SECTION 6.11 Cooperation on Texas Receipts. The Company and Compass agree to cooperate in good faith and to use their best efforts, and the Company agrees to take action reasonably requested by Compass, so as to cause the Company not to have any Texas gross receipts, including dividends from the Bank, for purposes of Texas franchise taxes after the date of incorporation of Compass Texas.

     SECTION 6.12 Employment Agreement. Compass Bank, on the one hand, and W.H. Ellis, on the other hand, have executed and delivered an employment agreement in substantially the form of Exhibit E attached hereto pursuant to which, subject to consummation of the transactions contemplated by this Agreement, Compass Bank has agreed to employ such person and such person has agreed not to solicit the employees or customers of Compass or Compass Bank, and to keep confidential certain information about Compass, Compass Bank, the Company and the Bank.

     SECTION 6.13 Rights Agreement. Immediately prior to or at the Effective Time, Compass and the Shareholders agree to enter into a rights agreement substantially in the form attached hereto as Exhibit F ("Rights Agreement").

     SECTION 6.14 Debt Owed to Shareholders. At or immediately prior to the Effective Time, Compass shall pay or cause or permit to be paid to the Shareholders all of the outstanding principal balance of the loan from the Shareholders to the Company in the original principal amount of $200,000.

     SECTION 6.15 Employee Bonuses. Unless paid by the Bank prior to the Effective Time, Compass agrees to cause to be paid to the employees of the Bank the 1996 bonuses set forth on Schedule
6.15 prorated through the Effective Time.

                          ARTICLE VII.

            CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 7.1      Conditions to Each Party's Obligation to
Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

     (a) the receipt of regulatory approvals and the expiration of any applicable waiting period with respect thereto. Such approvals shall not have imposed any condition or requirement which in the judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by this Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger; and

     (b)      the Closing will not violate any injunction, order or

decree of any court or governmental body having competent jurisdiction.

     SECTION 7.2 Conditions to the Obligations of Compass and Compass Texas to Effect the Merger.

     The obligations of Compass and Compass Texas to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

     (a) all representations and warranties of the Company shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

     (b) the Company shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time;

     (c)      there shall not have occurred a Material Adverse
Effect with respect to the Company and the Bank taken as a whole;

     (d) the directors of the Company and the Bank shall have delivered to Compass an instrument dated the Effective Time releasing the Company and the Bank from any and all claims of such directors (except as to their deposits and accounts, and as to rights of indemnification pursuant to the Articles of Incorporation of the Company or the Bank) and shall have delivered to Compass their resignations as directors of the Company and the Bank;

     (e)      the officers of the Company and the Bank set forth on
Schedule 10.13 shall have delivered to Compass an instrument dated the Effective Time releasing the Company and the Bank from any and all claims of such officers (except as to deposits and accounts and accrued compensation permitted by their respective agreements and rights of indemnification pursuant to the Articles of Incorporation of the Company or the Bank);

     (f) Compass shall have received the opinions of counsel to the Company acceptable to it as to the matters set forth on ExhibitEG attached hereto;

     (g) Compass shall have received a letter from KPMG Peat Marwick, L.L.P., within 30 days after the date of this Agreement and another letter from KPMG Peat Marwick, L.L.P., dated as of the Effective Time, each to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement;

     (h)      the aggregate principal amount of all Company
Indebtedness shall not exceed $200,000;

     (i) The Company shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of the Company of which the Company has knowledge from and including the date of this Agreement through the Effective Time;

     (j) Compass shall have determined, in its sole judgment, that the liabilities set forth on Schedule 5.1(k) do not have a Material Adverse Effect; and

     (k) Compass shall have received as investment representation certificate in substantially the form of Exhibit D from each of the Shareholders dated as of the Effective Time.

     (l) Compass shall have received certificates dated as of the Closing executed by the Chairman of the Board of the Company and by the Chairman of the Board of the Bank, and the Secretary or Cashier of the Company and the Bank, respectively, certifying in such reasonable detail as Compass may reasonably request, to the effect described in Sections 7.2(a), (b), (c) and (h).

     SECTION 7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

     (a) all representations and warranties of Compass contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

     (b) Compass and Compass Texas shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by either of them prior to the Effective Time; and

     (c) the Company shall have received the opinion of counsel to Compass and Compass Texas acceptable to it, as to the matters set forth on Exhibit H attached hereto;

     (d) The Bank and the Company shall have delivered to the directors and officers of the Company and the Bank, covered by Sections 7.2(d) and (e), an instrument dated the Effective Time releasing such directors from any and all claims of the Company and the Bank (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors or officers by Compass Texas or Compass in connection with the transactions contemplated by this Agreement;

     (e) the Shareholders shall have received the Merger
Consideration payable pursuant to Section 1.6(b);

     (f) the Company shall have received certificates dated the Closing, executed by an appropriate officer of Compass and by the Chairman of the Board or President and by the Chief Financial Officer or Secretary of Compass Texas, respectively, certifying, in such detail as the Company may reasonably request, to the effect described in Sections 7.3(a) and (b); and

     (g) the Rights Agreement shall have been executed by Compass.

                          ARTICLE VIII.

                 TERMINATION; AMENDMENT; WAIVER

     SECTION 8.1      Termination.  This Agreement may be
terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time:

     (a) by mutual written consent duly authorized by the Boards of Directors of Compass and the Company;

     (b) by Compass (i) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of the Company contained in Article III which constitutes a Material Adverse Effect, (ii) pursuant to Section 6.10, or (iii) if any of the conditions to Closing contained in Section 7.1 or 7.2 are not satisfied or waived in writing by Compass;

     (c) by the Company (i) if the Company learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of Compass contained in Article IV which constitutes a Material Adverse Effect as to Compass, (ii) pursuant to Section 6.10, or (iii) if the conditions to Closing contained in
Section 7.1 or 7.3 are not satisfied or waived in writing by the Company;

     (d) by Compass or the Company if the Effective Time shall not have occurred on or before the expiration of nine months from the date of this Agreement or such later date agreed to in writing by Compass and the Company; or

     (e) by Compass or the Company if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable.
     SECTION 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to
Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 8.2 and Sections 6.1 and 9.1. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

     SECTION 8.3 Amendment. (a) To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Company, Compass and, if required, Compass Texas at any time but, no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of the Shareholders hereunder without any required approval of such Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     (b) The parties hereto hereby agree to enter into an amendment of this Agreement for the purpose of adding Compass Texas as a party hereto.

     SECTION 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may mutually agree to (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                           ARTICLE IX.

                            SURVIVAL

     SECTION 9.1      Survival of Representations and Warranties.
The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive after the Effective Time.

                           ARTICLE X.

                          MISCELLANEOUS

     SECTION 10.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation attorneys' fees, accountants' fees, other professional fees and costs related to expenses of officers and directors of the Company and the Bank, shall be paid by the party incurring such costs and expenses.

     SECTION 10.2 Brokers and Finders. All negotiations on behalf of Compass and the Company relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Compass, Compass Texas, the Company or the Bank for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby, and each party hereto hereby agrees to and shall indemnify the other parties hereto against any liability arising from any such fee or payment incurred by such party.

     SECTION 10.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Compass may assign its rights and obligations or those of Compass Texas to any direct or indirect, wholly-owned, subsidiary of Compass, but no such assignment shall relieve Compass of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 10.4 Further Assurances. From time to time as and when requested by Compass or its successors or assigns, the Company, the officers and directors of the Company, or the Bank, shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be reasonably necessary to vest or perfect in or to confirm of record or otherwise the Company's title to and possession of, all of its property, interests, assets, rights, privileges, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement. In the event that Compass requires any of the officers or directors of either the Company or the Bank to execute and deliver any such instrument or to take any such action pursuant to this Section 10.4 at any time following the Effective Time, then Compass shall pay all reasonable fees, including legal fees, incurred by such person in connection with any request by Compass pursuant to this Section 10.4.

     SECTION 10.5 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 10.6      Severability.  The invalidity or
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     SECTION 10.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered, if delivered in person, by cable, telegram or telex, or by telecopy, or five business days after mailing, if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

     if to Compass or Compass Texas:

          D. Paul Jones, Jr.
          Chairman and Chief Executive Officer
          Compass Bancshares, Inc.
          15 South 20th Street
          Birmingham, Alabama 35233
          Telecopy No:  (205) 933-3043

          Charles E. McMahen
          Chairman and Chief Executive Officer
          Compass Banks of Texas, Inc.
          24 Greenway Plaza
          Houston, Texas 72046
          Telecopy No:  (713) 993-8500

     with copies to:

          Daniel B. Graves
          Associate General Counsel
          Compass Bancshares, Inc.
          15 South 20th Street
          Birmingham, Alabama 35233
          Telecopy No:  (205) 933-3043

          and

          Gene G. Lewis
          Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
          3300 Texas Commerce Tower
          Houston, Texas 77002
          Telecopy No.: (713) 223-3717

     if to the Company:

          W. H. Ellis
          President and Chief Executive Officer
          Flower Mound Bancshares, Inc.
          2631 Cross Timbers Road
          Flower Mound, Texas 75028
          Telecopy No.: (214) 539-8932
     with a copy to:

          Peter Weinstock
          Jenkens & Gilchrist
          1445 Ross Avenue, Ste. 3200
          Dallas, Texas 75202-2799
          Telecopy No.: (214) 855-4300

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     SECTION 10.8 Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the GCL governs aspects of the Merger. Venue for any cause of action arising from this Agreement shall lie in Dallas County, Texas.

     SECTION 10.9      Descriptive Headings.  The descriptive
headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 10.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.11      Counterparts.  This Agreement may be
executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 10.12 Incorporation by References. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

     SECTION 10.13      Certain Definitions.

     (a) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

     (b) "Material Adverse Effect" shall mean any material adverse change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of the Company and the Bank taken as a whole (or when the reference is to Compass, to Compass and its Subsidiaries, taken as a whole).

     (c) "Environmental Laws" shall mean laws, including, without limitation, federal, state or local laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1987, as amended ("SARA), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA), Hazardous and Solid Waste Amendments of 1984, as amended
("HSWA"), the Hazardous Materials Transportation Act, as amended ("HMTA"), the Toxic Substance Control Act ("TSCA"), National Emissions Standard for Hazardous Pollutants ("NESHAP"), Occupational Safety and Health Act ("OSHA"), Federal Water Pollution Control Act, Clean Air Act, and other laws relating to pollution or protection of the environment, or to the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances.

     (d) "Polluting Substances" shall mean (a) asbestos, (b) urea formaldehyde foam insulation, (c) oil and gasoline products or wastes, and (d) all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or regulated materials defined in CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA, NESHAP and/or any other Environmental Laws, as amended, and in the regulations adopted and publications promulgated thereto; provided to the extent that the laws of the State of Texas establish a meaning for "hazardous substance," "hazardous waste," "hazardous materials," "solid waste," or "toxic substance," which is broader than that specified in any of CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA or other Environmental Laws such broader meaning shall apply.

     (e) "Knowledge" or "known" _ An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if such individual is actually aware of such fact or other matter. The Company and the Bank shall be deemed to have "knowledge" of or to have "known" a particular fact or matter if any individual who is now serving as a director or officer (or in any similar capacity) of the Company or the Bank is actually aware of such fact or other matter, all of which officers and directors are listed on Schedule 10.13.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:                                 COMPASS BANCSHARES, INC.

By:  /s/ Daniel B. Graves               By:  /s/ D. Paul Jones
     Its: Assistant Secretary                Its: Chairman & Chief
                                             Executive Officer


ATTEST:                                 FLOWER MOUND BANCSHARES, INC.

By:  /s/ Frank R. Scheer                By:  /s/ W. H. Ellis
     Its: Secretary                          Its: President


                            EXHIBIT A


                      LETTER OF TRANSMITTAL

                  For Shares of Common Stock of

                  FLOWER MOUND BANCSHARES, INC.

     Delivered Pursuant to the Agreement and Plan of Merger
                  dated as of __________, 1995

 By Mail:                                       By Hand
____________________                           __________________________
____________________                           __________________________
 ____________________                           __________________________
 Attention: _____________                       Attention: __________________


                DESCRIPTION OF SHARES SURRENDERED

     Based on its stock transfer records, Flower Mound Bancshares, Inc. (the "Company") has listed below your name, address and the certificate numbers representing your shares of Common Stock ("Shares") of the Company. If any of the listed information appears to be incorrect, please notify ______________________ at (___) ________ at once.


Name, Address and Social Security
  Number of Registered Holders                 Certificate(s) Surrendered
                                                             Total Number of
                                         Certificate        Shares Represented
                                          Number(s)         by Certificate(s)
_______________________________        _______________        ______________
Name                                   _______________        ______________
                                       _______________        ______________

_______________________________
_______________________________
Address

_______________________________
Social Security Number                    Total Shares   _____________________




       PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY


Gentlemen:

     I, as the registered holder of the above described Shares of the Company, hereby tender to Compass Bancshares, Inc.
("Compass"), such Shares pursuant to the Agreement and Plan of Merger dated as of __________, 1995, as amended ("the Merger
Agreement"), between Compass and the Company.

     I represent and warrant to Compass that I am the true and lawful owner of the Shares, and have full capacity, power and authority to exchange the Shares, free and clear of all liens, restrictions and encumbrances of any kind whatsoever, and the Shares will not be subject to any adverse claim. I understand that Compass may require additional documentation, and I agree, upon request, to execute and deliver any additional documents or instruments deemed by Compass necessary to complete the exchange of the Shares.

     The authority conferred in this Letter of Transmittal shall not be affected by, and shall survive, my death or incapacity, and any obligation I may have hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives. I acknowledge that the tender of my Shares is irrevocable.


            INSTRUCTIONS REGARDING ISSUANCE OF SHARES

     If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in the name and at the address set forth above, please sign and date this letter on page
3. If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in a name or to an address other than the name and address specified above, please complete the following section. You will be required to pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to such other person.


                    NEW CERTIFICATES TO BE ISSUED
            IN A DIFFERENT NAME OR TO A DIFFERENT ADDRESS

     If you are entitled to receive shares of Compass Common Stock and wish to have certificates representing Compass Common Stock issued in a name or to an address other than the name or address shown on your Company stock certificates, please indicate the name and address below:

                        Name and Address

Name:__________________________________     Taxpayer I.D. No. or
     (Type or print full name)              Social Security No.:______________

Address:______________________________________________________________________

City, State, Zip Code:________________________________________________________



             PLEASE SIGN AND DATE BELOW AS INDICATED
            THEN PLEASE COMPLETE SUBSTITUTE FORM W-9



Signatures     _________________________________
               _________________________________

Dated          _________________________, 1995

Name(s)        _____________________________________________
                              (Please Print)

Capacity       _____________________________________________
                               (Full Title)

Address        _________________________________
               _________________________________
                    (Include Zip Code)

Area Code and Telephone Number                  _____________________________
Tax Identification or Social Security Number    _____________________________


                     GUARANTEE OF SIGNATURES

Authorized Signature     __________________________________

Name                     __________________________________
                                  (Please Print)
Title                    __________________________________

Name of Firm             __________________________________

Address                  __________________________________
                         __________________________________
                                (Include Zip Code)
Area Code and Telephone Number     __________________

Dated               ____________________________, 1992


(Must be signed by registered holder(s) as name(s) appear above or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted. If signing is by an officer or a corporation, or by an attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 1).

_________________________________________________________________

                   DO NOT WRITE IN SPACE BELOW

Date Received:__________________ By:_________________ Date:_________________

               Share       Company        Compass
              Accepted      Stock       Certificate     No. of
Shares          for       Certificate        No.      Fractional  Cash  Check
Surrendered   Exchange       Nos.          issued       Shares    Paid   No.


Accepted by:______________ Checked By:_______________ Date:_____________, 199__


                      LETTER OF TRANSMITTAL
                          INSTRUCTIONS


     1. Delivery of Letter of Transmittal and Certificates; Signature Guarantees. Please send all certificates for Shares to Compass, with the Letter of Transmittal, or a facsimile thereof, fully completed and signed by you, the registered holder(s). Compass retains the right to require that a signature on the Letter of Transmittal and the Share certificates be guaranteed by an Eligible Institution. An Eligible Institution is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office, branch or agency located in the United States. If Compass wishes to have your signature guaranteed by an Eligible Institution, you will be notified by separate letter.

          If certificates are registered in the name of a person other than you, the certificate(s) must be duly endorsed or accompanied by stock powers signed by the registered holder and the Letter of Transmittal. If the Letter of Transmittal is executed by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, Compass reserves the right to require that proper documentary evidence of the authority of the person executing the Letter of Transmittal. If the tendered certificates are owned of record by two or more joint owners, each of you must sign the Letter of Transmittal. Questions regarding such evidence of authority may be referred to _________________________________, at (___) ________.

     THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS STRONGLY RECOMMENDED.

     2. Issuance of Compass Common Stock. You will receive the Compass Common Stock for your Shares only after receipt and acceptance by Compass of all of the certificates representing your Shares, a properly completed and executed Letter of Transmittal, and any other required documents and upon processing of the documents by Compass.

     3. Payment for Fractional Shares. As provided in Section 1.6(c) of the Merger Agreement, Compass will not issue any certificates of Compass Common Stock for fractional shares. In lieu of issuing fractional shares, Compass will pay to any Company shareholder entitled to receive a fractional share of Compass Common Stock, a cash payment based on the average closing price for Compass Common Stock as reported by the NASDAQ National Market System for the thirty days of trading of Compass Common Stock immediately preceding the Effective Time of the Merger.

     4. No Conditional Tenders; Waiver of Notice. No alternative, conditional, irregular or contingent deliveries of Shares will be accepted. By execution of the Letter of Transmittal or any manually signed facsimile thereof, you waive any rights to receive any notice of the acceptance of your Shares for exchange.

     5. Signatures on Letter of Transmittal. In order for the Letter of Transmittal to be properly signed by you, the signature must correspond exactly with the name(s) as written on the face of the certificate(s).

          If the Shares tendered hereby are owned of record by two or more joint owners, all of you must sign the Letter of Transmittal.

          If your Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

          If the certificate(s) representing the Shares transmitted hereby are registered in your name and the Letter of Transmittal is properly signed by you, no endorsements of certificates or separate stock powers are required. In all other cases, the certificate(s) representing the Shares transmitted hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s), and if required, signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

          If the Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or other acting in a fiduciary or representative capacity, such person should so indicate when signing, and Compass reserves the right to require proper evidence of their authority to so act.

     6. Irregularities. All questions as to the validity, form, eligibility, acceptance of and delivery of Shares and the issuance of Compass Common Stock and the payment of cash in lieu of fractional shares will be determined by Compass, which determination shall be final and binding. Compass reserves the absolute right to reject any or all tenders determined by Compass not to be in appropriate form or which would, in the opinion of Compass' counsel, be unlawful. Compass also reserves the absolute right in its sole discretion, to waive any of the conditions hereof, or any defect in any tender with respect to any particular Shares of any particular shareholder, and Compass' interpretations of the terms and conditions of the Merger Agreement and these instructions shall be final and binding. Compass shall not be obligated to give notice of defects or irregularities in tenders, nor shall they incur any liability for failure to give any such notice. Tenders will be deemed not to have been made until all defects and irregularities have been cured or waived.

     7. 31% Backup Withholding. Under the Federal income tax law, you must provide Compass with a correct taxpayer identification number ("TIN") unless an exemption applies. If the correct TIN is not provided, a $50 penalty may be imposed upon you by the Internal Revenue Service and you will be subject to backup withholding of 31% of the payments to be received by you.

     8. Request for Assistance of Additional Copies. Questions and requests for assistance or additional copies of the Letter of Transmittal may be directed to Compass at the addresses set forth at the top of page 1.

                    IMPORTANT TAX INFORMATION

     Under the Federal income tax law, you are to provide Compass (as payer) with a correct taxpayer identification number on Substitute Form W-9 below. If Compass is not provided with the correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, all payments that are made to you with respect to Shares (including any cash payable to you under the Merger Agreement in lieu of fractional shares) may be subject to backup withholding.

     Exempt shareholders (including among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Nonetheless, exempt shareholders should complete the Substitute Form W-9 below and so indicate their exempt status by writing "exempt" across the face of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information.

     If backup withholding applies, Compass is required to withhold 31% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

     To prevent backup withholding on payments that are made to you with respect to shares of Compass Common Stock acquired as a result of the Merger or with respect to cash payments, if any, receivable in lieu of fractional shares pursuant to the Merger Agreement, you are required to notify Compass of your correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that you are awaiting a taxpayer identification number).

What Number to Give

     As the record owner of the Shares, you are required to give Compass your Social Security Number or Employer Identification Number. If the Shares are in more than one name or are not in the name of the actual owners, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                      SUBSTITUTE FORM W-9
                   Department of the Treasury
                    Internal Revenue Service

                 Taxpayer Identification Number


Part 1  - PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION     __________________
          IDENTIFICATION NUMBER IN THE BOX AT RIGHT       Social Security
          AND CERTIFY BY SIGNING AND                      Number or Employer
          DATING BELOW                                    Identification Number


Part 2 - Check the following box if you are NOT subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

Part 3 -  Check the following box if you are awaiting a Taxpayer
          Identification Number.


     CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

By checking the box in Part 3, I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or
(b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.


Signature:  ______________________________ Date:_____________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION
          OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
____________________________________________________________________

        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                    NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer._Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

______________________________________________________________________________
                                                    Give the SOCIAL

    For this type of account:                       SECURITY number of _
______________________________________________________________________________

1.  An individual's account                         The individual

2.  Two or more individuals (joint                  The actual owner of the
    account)                                        account or, if combined
                                                    funds, any one of the
                                                    individuals(1)

3.  Husband and wife (joint                         The actual owner of the
    account)                                        account or, if joint
                                                    funds, either person(1)

4.  Custodian account of a minor                    The minor(2)
    (Uniform Gift to Minors Act)

5.  Adult and minor (joint                          The adult or, if the minor
    account)                                        is the only contributor,
                                                    the minor(1)

6.  Account in the name of                          The ward, minor or
    guardian or committee for a                     incompetent person(3)
    designated ward, minor, or
    incompetent person

7.  a  The usual revocable savings                  The grantor-trustee(1)
       trust account (grantor is
       also trustee)

    b  So-called trust account that                 The actual owner(1)
       is not a legal or valid trust
       under State law

8.  Sole proprietorship account                     The owner(4)

______________________________________________________________________________
                                                    Give the EMPLOYER
    For this type of account:                       IDENTIFICATION
                                                    number of _
______________________________________________________________________________

9.   A valid trust, estate, or                      The legal entity (Do not
     pension trust                                  furnish the identifying
                                                    number of the personal
                                                    representative or trustee
                                                    unless the legal entity
                                                    itself is not designated
                                                    in the account title.)(5)

10.  Corporate account                              The corporation

11.  Religious, charitable, or                      The organization
     education organization
     account

12.  Partnership account held in                    The partnership
     the name of the business
13.  Association, club, or other                    The organization
     tax-exempt organization

14.  A broker or registered                         The broker or nominee
     nominee

15.  Account with the                               The public entity
     Department of Agriculture
     in the name of a public
     entity (such as a State or
     local government, school
     district, or prison) that
     receives agricultural
     program payments

______________________________________________________________________________

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

     GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                  NUMBER ON SUBSTITUTE FORM W-9
                             Page 2

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

- --   A corporation.
- --   A financial institution.
- --   An organization exempt from tax under section 501(a), or an individual retirement plan.
- --   The United States or any agency or instrumentality thereof.
- --   A State, the District of Columbia, a possession of the United
     States, or any subdivision or instrumentality thereof.
- --   A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
- --   An international organization or any agency, or
     instrumentality thereof.
- --   A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
- --   A real estate investment trust.
- --   A common trust fund operated by a bank under section 584(a).
- --   An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
- --   An entity registered at all times under the Investment Company
     Act of 1940.
- --   A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- --   Payments to nonresident aliens subject to withholding under section 1441.
- --   Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- --   Payments of patronage dividends where the amount received is not paid in money.
- --   Payments made by certain foreign organizations.
- --   Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

- --   Payments of interest on obligations issued by individuals.
     Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- --   Payments of tax-exempt interest (including exempt-interest dividends under section 852).
- --   Payments described in section 6049(b)(5) to nonresident
     aliens.
- --   Payments on tax-free covenant bonds under section 1451.
- --   Payments made by certain foreign organizations.
- --   Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.
Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification
Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to
Withholdings.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE
INTERNAL REVENUE SERVICE

                            EXHIBIT B

                  POOLING OF INTEREST CRITERIA


ATTRIBUTES OF COMBINING ENTERPRISES

(a) Autonomy Condition. Each of the combining enterprises is autonomous and has not been a subsidiary or division of another enterprise within two years before the plan of combination is initiated.

(b) Independence Condition. Each of the combining enterprises is independent of the other combining enterprises.

MANNER OF COMBINING INTERESTS

(c) One-Year Rule. The combination is effected in a single transaction or is completed in accordance with a specific plan within one year after the plan is initiated.

(d) Common-Stock-for-Common-Stock-Condition. An enterprise offers and issues only common stock with rights identical to those of the majority of its outstanding voting common stock in exchange for substantially all of the voting common stock interest of another enterprise at the date the plan of combination is consummated.

(e) Change-in-Equity-Interests Condition. None of the combining enterprises changes the equity interest of the voting common stock in contemplation of effecting the combination either within two years before the plan of combination is initiated or between the dates the combination is initiated and consummated; changes in contemplation of effecting the combination may include distributions to stockholders and additional issuances, exchanges, and retirements of securities.

(f) Treasury-Stock Condition. Each of the combining enterprises reacquires shares of voting common stock only for purposes other than business combinations, and no enterprise reacquires more than a normal number of shares between the dates the plan of combination is initiated and consummated.

(g) Proportionate-Interest Condition. The ratio of the interest of an individual common stockholder to those of other common stockholders in a combining enterprise remains the same as a result of the exchange of stock to effect the combination.

(h) Voting-Rights Condition. The voting rights to which the common stock ownership interests in the resulting combined enterprise are entitled are exercisable by the stockholders; the stockholders are neither deprived of nor restricted in exercising those rights for a period.

(i) Contingency Condition. The combination is resolved at the date the plan is consummated and no provisions of the plan relating to the issue of securities or other consideration are pending.

ABSENCE OF PLANNED TRANSACTIONS

(j) The combined enterprise does not agree directly or indirectly to retire or reacquire all or part of the common stock issued to effect the combination.
(k) The combined enterprise does not enter into other financial arrangements for the benefit of the former stockholders of a combining enterprise, such as a guaranty of loans secured by stock issued in the combination, that in effect negates the exchange of equity securities.

(l) The combined enterprise does not intend or plan to dispose of a significant part of the assets of the combining enterprises within two years after the combination other than disposals in the ordinary course of business of the formerly separate enterprise and to eliminate duplicate facilities or excess capacity.


                            EXHIBIT C

             POOLING TRANSFER RESTRICTIONS AGREEMENT


     This Pooling Transfer Restrictions Agreement (this
"Agreement") is executed and delivered this 29th day of August, 1994 by and between Compass Bancshares, Inc. ("Compass"), Flower
Mound Bancshares, Inc. (the "Company"), and the undersigned shareholder of the Company (the "Shareholder").

     WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger ("Merger Agreement") pursuant to which the Company will be merged with and into a subsidiary of Compass to be formed
(the "Merger"), and

     WHEREAS, Compass has required as a condition to entering into the Merger Agreement that the Company and the Shareholder and each other affiliate of the Company deliver to Compass an agreement in substantially the form hereof,

     NOW, THEREFORE, in consideration of Compass' agreement to enter into the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

     1. The Shareholder agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Company's common stock, par value $.10 per share ("Company Common Stock"), within 30 days prior to the Effective Time (as defined in the Merger Agreement). The Shareholder further agrees that until the publication of financial results covering at least 30 days of post-Merger combined operations of the Company and Compass, he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger, except for pledges by the Shareholder of all or part of such Shareholder's Compass Common Stock acquired in the Merger to secure loans, provided the lender accepts any pledge of such Compass Common Stock subject to the terms of this Agreement. The Shareholder further agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger except in a manner which is consistent with any additional requirements for Compass' accounting for the Merger as a pooling of interests, including without limitation any new requirements imposed by the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the respective rules and regulations thereunder.

     2. The Shareholder agrees that the shares of Compass Common Stock to be issued to him in the merger will bear a restrictive transfer legend in substantially the following form:
The shares represented by this certificate are subject to a Pooling Transfer Restrictions Agreement dated August 29, 1995 which restricts any sale or other transfer of such shares prior to [insert due date of filing of next Quarterly Report on Form 10-Q or Annual Report on Form 10-K that will contain required combined financial results]. The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Pooling Transfer Restrictions Agreement.

Compass agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in Section 1.

     3. The Company agrees that it will not permit the transfer of any shares of Company Common Stock by the Shareholder within 30 days prior to the Effective Time.

     4. Compass agrees to issue a press release containing earnings information not later than 30 days following the last day of the Company's fiscal quarter ending after at least 30 days of post-Merger combined operations of the Company and Compass.

     5. To the extent the terms and provisions of this Agreement conflict with the Merger Agreement, the terms and provisions of the Merger Agreement shall control.

                    [SIGNATURE PAGE FOLLOWS]


     IN WITNESS WHEREOF, the undersigned set his hand effective as of the day first written above.

                              COMPASS BANCSHARES, INC.


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

                              FLOWER MOUND BANCSHARES, INC.

                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________


                              _____________________________________
                              Signature of Shareholder


                              _____________________________________
                              Printed Name of Shareholder


                            EXHIBIT D

             INVESTMENT REPRESENTATIONS CERTIFICATE
                      (ACCREDITED INVESTOR)

     The undersigned, being a shareholder of Flower Mound Bancshares, Inc. (the "Company") and pursuant to that certain Agreement and Plan of Merger dated August 29, 1995 by and between Compass Bancshares, Inc. and the Company (the "Agreement"), does hereby represent and warrant to Compass Bancshares, Inc. as follows. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     1. The undersigned is acquiring the shares of Compass Common Stock to be issued in connection with the Merger in a private placement. In connection with the acquisition of the Compass Common Stock, the undersigned represents that the Compass Common Stock is being acquired for the undersigned's own account and not as a nominee or agent for any other person, and for investment, and not with a view to or for resale in connection with any distribution thereof.

     2. The undersigned acknowledges that Compass is relying upon the representations contained herein in issuing the Compass Common Stock to the undersigned and that the Compass Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act of 1933, as amended (the "Securities Act") or an exemption from such registration is available.

     3. The undersigned understands that upon original issuance of the Compass Common Stock, and until the same is no longer required under the applicable requirements of the Securities Act, the Compass Common Stock (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE ISSUER, UNLESS ACCOMPANIED BY AN OPINION OF COUNSEL ACCEPTABLE IN FORM AND SUBSTANCE TO THE ISSUER AS TO THE FOREGOING.


     4. The undersigned is (i) an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act and (ii) by reason of its business and financial experience and the business and financial experience of the persons it has retained to advise it with respect to its investment in the Compass Common Stock, the undersigned, together with such advisors, has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the prospective investment, it is able to bear the economic risk of such investment and, at the present time, the undersigned could afford a complete loss of such investment.

     5. The undersigned has been provided with a copy of the 1994 Annual Report to Shareholders of Compass and Compass'
Quarterly Reports on Form 10-Q for the Quarters ended March 31,
1995 and June 30, 1995.

     6. All information necessary for the undersigned to make an informed decision regarding the transaction contemplated by the Agreement has been made available to the undersigned. The undersigned has had the opportunity to ask questions of, and receive answers from, Compass and its representatives, as the undersigned deemed appropriate concerning the Agreement, the Merger and the Compass Common Stock and all such questions have been answered to the undersigned's full satisfaction.



     IN WITNESS WHEREOF, this certificate has been executed by the undersigned as of August 29, 1995.



                              ____________________________________
                              ____________________________________
                              [Typed Name of Shareholder]




                            EXHIBIT D

             INVESTMENT REPRESENTATIONS CERTIFICATE
                    (NON-ACCREDITED INVESTOR)

     The undersigned, being a shareholder of Flower Mound Bancshares, Inc. (the "Company") and pursuant to that certain Agreement and Plan of Merger dated August 29, 1995 by and between Compass Bancshares, Inc. and the Company (the "Agreement"), does hereby represent and warrant to Compass Bancshares, Inc. as follows. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     1. The undersigned is acquiring the shares of Compass Common Stock to be issued in connection with the Merger in a private placement. In connection with the acquisition of the Compass Common Stock, the undersigned represents that the Compass Common Stock is being acquired for the undersigned's own account and not as a nominee or agent for any other person, and for investment, and not with a view to or for resale in connection with any distribution thereof.

     2. The undersigned acknowledges that Compass is relying upon the representations contained herein in issuing the Compass Common Stock to the undersigned and that the Compass Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act of 1933, as amended (the "Securities Act") or an exemption from such registration is available.

     3. The undersigned understands that upon original issuance of the Compass Common Stock, and until the same is no longer required under the applicable requirements of the Securities Act, the Compass Common Stock (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE ISSUER, UNLESS ACCOMPANIED BY AN OPINION OF COUNSEL ACCEPTABLE IN FORM AND SUBSTANCE TO THE ISSUER AS TO THE FOREGOING.


     4. The undersigned by reason of its business and financial experience and the business and financial experience of the persons it has retained to advise it with respect to its investment in the Compass Common Stock, the undersigned, together with such advisors, has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the prospective investment, it is able to bear the economic risk of such investment and, at the present time, the undersigned could afford a complete loss of such investment.
     5. The undersigned has been provided with a copy of the 1994 Annual Report to Shareholders of Compass and Compass' Quarterly Reports on Form 10-Q for the Quarters ended March 31, 1995 and June 30, 1995.

     6. All information necessary for the undersigned to make an informed decision regarding the transaction contemplated by the Agreement has been made available to the undersigned. The undersigned has had the opportunity to ask questions of, and receive answers from, Compass and its representatives, as the undersigned deemed appropriate concerning the Agreement, the Merger and the Compass Common Stock and all such questions have been answered to the undersigned's full satisfaction.



     IN WITNESS WHEREOF, this certificate has been executed by the undersigned as of August 29, 1995.



                              ____________________________________
                              ____________________________________
                              [Typed Name of Shareholder]


                            EXHIBIT E

                      EMPLOYMENT AGREEMENT


     THIS AGREEMENT, made and entered into as of August 29, 1995, effective as of the date set forth hereinafter, by and between Compass Texas Management, Inc., a Texas corporation ("Compass"), and W. H. Ellis (" Ellis").

     WHEREAS, Compass desires to enter into an employment agreement with Ellis to provide for the continued management and success of its operations and those of its affiliates, and Ellis desires to engage in such services, under the terms and conditions set forth in this Agreement; and

     WHEREAS, Ellis has been an employee of Flower Mound Bancshares, Inc. and Security Bank (herein jointly called "Flower Mound") which are being acquired by Compass Bancshares, Inc. and its affiliates pursuant to an Agreement and Plan of Merger dated as of August 29, 1995 ("Merger"), and Ellis acknowledges that (i) Flower Mound has been engaged for a number of years in the business of banking, lending, deposit taking, and related banking and trust services (the "Business") in the Flower Mound, Texas area; (ii) Ellis is one of a limited number of persons instrumental in the development of the Business of Flower Mound; (iii) Ellis' work for Flower Mound has given him and will continue to give him access to trade secrets and confidential information concerning the Business and the relationships between Flower Mound and its customers; (iv) Ellis' employment with Compass will give him access to trade secrets and confidential information concerning the business and customer relationships of Compass and its affiliates; (v) the agreements and covenants contained in this Agreement are essential to protect the Business and goodwill of Flower Mound being acquired by Compass Bancshares, Inc. and the business and goodwill of Compass and its affiliates; and (vi) Compass Bancshares, Inc. would not acquire Flower Mound or employ Ellis but for such agreements and covenants.

     NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, Compass and Ellis hereby agree, effective as of the date of the consummation of the Merger, as follows:

     1.     Employment

            During the Term (as defined herein), Compass agrees to employ Ellis and Ellis agrees to act as a senior officer of Compass Bank-Dallas, Dallas, Texas, ("Compass Bank") an affiliate of
Compass. Ellis hereby accepts such employment on the terms and conditions set forth in this Agreement.

     2.     Position and Responsibilities

            Ellis will be engaged by Compass Bank in said capacity as provided in the Bylaws of Compass Bank and to provide such services as may be determined by the Chief Executive Officer of Compass Bank.

     3.     Term of Employment

            Ellis' employment under this Agreement shall commence as of the effective date of the Merger and shall continue (unless sooner terminated as provided in Section 8) for a period of one year ("Term").

     4.     Extent of Services

            During the Term, Ellis shall devote his full business time and efforts to the performance of his duties hereunder. It is, however, understood and agreed that the preceding sentence shall not prohibit Ellis from spending a reasonable amount of time managing his personal investments and discharging his civic responsibilities as long as such activities do not interfere with the discharge of his duties hereunder. Ellis hereby agrees and represents that his employment, and the performance of his duties as required by this Agreement, do not violate any agreements or relationships existing between Ellis and any other person. During the Term, Ellis will not serve as an officer or director of any business enterprise (other than Compass Bank) without the prior approval of the Chief Executive Officer of Compass.

     5.     Compensation and Benefits

            (a) Compass shall pay Ellis (or cause to be paid by Compass Bank) for all services and agreements of Ellis pursuant to this Agreement, and any other duties assigned to him by Compass, an annual base salary of $94,600 per year ($88,600 per year base salary plus $500 per month automobile allowance), plus incentive pay earned by Ellis under a plan to be established by Compass for Ellis annually which is comparable to incentive compensation plans of other employees of Compass Bank serving in a like capacity, which shall be payable in accordance with Compass' customary payroll practices with respect to time and manner of payment. No compensation shall be payable until and unless the Merger becomes effective.

            (b) If Ellis' employment under this Agreement is terminated by Compass for other than death or "good cause", as defined in Section 8 hereof, Compass will pay (or cause to be paid) the compensation provided by this Agreement for the remainder of the Term. In the event of the termination of Ellis' employment under this Agreement because of Ellis' disability, as defined in
Section 8 hereof, any payments of disability benefits to Ellis under any disability insurance policy or disability benefit plan covering Ellis maintained by Compass or its affiliates, as it may exist from time to time, shall be treated as payments by Compass toward satisfaction of its obligations under this Agreement. Such payments shall be paid in accordance with Compass' customary payroll practices with respect to the time and manner of payment. Payments received under medical insurance policies are not counted toward this obligation. If Ellis, dies, resigns or is terminated for "good cause", Compass shall have no further obligation to Ellis under this Agreement or otherwise.

     6.     Benefits

            During the Term, Compass shall provide Ellis such benefits as are made generally available to employees of equal title and base salary on the same basis as Compass makes such benefits available to Compass' other employees, including participation in the Compass Bancshares, Inc. retirement plan. During the Term, Ellis shall be entitled to twenty business days annually as paid vacation.

     7.     Confidentiality; Nonsolicitation

            (a) Ellis recognizes and acknowledges that he has and will have access to confidential information of a special and unique value concerning Compass and its affiliates which may include, without limitation, books and records relating to operations, customer names and addresses, customer service requirements, customer financial statements and other financial, business and personal information relating to Compass and its affiliates, their customers, markets, officers and employees, cost of providing service and equipment, operating and maintenance costs, and pricing criteria. Ellis also recognizes that a portion of the business of Compass and its affiliates is dependent upon trade secrets, including techniques, methods, systems, processes, data and other confidential information. The protection of these trade secrets and confidential information against unauthorized disclosure or use is of critical importance to Compass. Ellis therefore agrees that, without prior written authorization from the Chief Executive Officer of Compass, he will not at any time, either while employed by Compass or Compass Bank or afterwards, make any independent use of, or disclose to any other person, any trade secrets or confidential information of Compass or its affiliates or Flower Mound. The agreements contained in this Section 7(a) shall survive the termination of this Agreement for a period of 2 years.

          (b) All records, files, memoranda, reports, price lists, customer lists, documents, and other information (together with all copies thereof) which relate to Compass, its affiliates, or Flower Mound, and which Ellis, either prior to or during the Term, has obtained or obtains, uses, prepares, or comes in contact with shall remain the sole property of Compass and its affiliates. Upon the termination of Ellis' employment by Compass, or upon the prior demand of Compass, all such materials and all copies thereof shall be returned to Flower Mound (or its successors by merger immediately) immediately.

          (c) To support the agreements contained in Section 7(a) hereof, from the effective date of the Merger and for a period of one year thereafter and notwithstanding any termination of Ellis' employment pursuant to Section 8 hereof, Ellis, on behalf of himself and his present and future affiliates and employers (other than Flower Mound or its successors by merger), agrees not to and shall not directly or indirectly (i) hire, employ or engage any past, present or future employee of Compass, its affiliates or Flower Mound, without the prior written permission of the Chief Executive Officer of Compass, (ii) compete for or solicit banking, lending, deposit taking or any other banking or trust services business for or on behalf of any bank or other financial institution with a place of business within 10 miles from each of 2631 Cross Timbers, Flower Mound, Texas, or own, operate, participate in, undertake any employment with or have any interest in any bank or other financial institution within 10 miles from each of 2631 Cross Timbers, Flower Mound, Texas, except owning publicly traded stock for investment purposes only in which Ellis owns less than 5% (iii) compete for or solicit banking, lending, deposit taking or any other banking or trust services business from any customer of Flower Mound (or its successors by merger), or (iv) use in any competition, solicitation or marketing effort any proprietary list of or other information concerning customers of Flower Mound, Compass or its affiliates developed by Flower Mound, Compass or its affiliates. It is expressly acknowledged that Ellis, during the one year period provided by this Section 7(c), is permitted to acquire a passive investment in a bank whose home office and branches are located in a rural area more than 50 miles from Flower Mound, Texas and that has less than $25 million dollars in total assets, so long as Ellis is not a director or officer of such bank and is not active in the management of such bank and so long as Ellis does not own directly or indirectly more than 25% of the outstanding shares of voting stock or other ownership interests of such bank. Compass acknowledges that the first clause of the first sentence of this Section 7(c) does not extend the term of the obligations of this Section 7(c) beyond the one year term stated in this Section 7(c).

          (d) In the event of a breach or threatened breach by Ellis of the provisions of this Section 7, Compass shall be entitled to temporary or permanent injunctions and other appropriate relief restraining Ellis from using or disclosing, in whole or in part, trade secrets and confidential information or violating the other provisions hereof. Ellis hereby waives any requirement that Compass post any bond in connection with obtaining any such relief. Nothing herein shall be construed as prohibiting Compass from pursuing any other remedies available to it.

          (e) Ellis has read and considered the provisions of this Section 7 and, having done so, agrees, states, and covenants that the restrictions on competition set forth herein are fair and reasonable as to time, geographical area, and scope of activities to be restrained, and are reasonably required for the protection of the Business, goodwill and other business interests of Compass and its affiliates and Flower Mound. In the event a court of competent jurisdiction determines as a matter of law that any of the terms of
Section 7 are unreasonable or overbroad, the parties expressly allow such court to reform this agreement to the extent necessary to make it reasonable as a matter of law and to enforce it as so reformed.

     8.     Termination of Employment

            Ellis' employment with Compass shall be terminated upon the occurrence of any one or more of the following events:

            (a) Compass gives written notice of termination for good cause to Ellis. For the purposes of this Agreement, "good cause" shall include, without limitation, a willful and material violation of applicable banking laws and regulations; theft; fraud; embezzlement; the charging or conviction of Ellis with a felony or a crime involving moral turpitude; substantial dependence or addiction to alcohol or any drug; or any other breach of this or any other Agreement between Ellis and Compass. Should "good cause" as defined herein occur, Compass will provide Ellis with written notice of such good cause and provide him a period of thirty days to cure such good cause prior to giving the notice of termination provided for herein.

            (b)     Death.

            (c) The disability of Ellis. For purposes of this Agreement, "disability" shall mean a mental or physical condition resulting from an injury or illness which shall render Ellis incapable of performing the essential functions of his position with reasonable accommodations from Compass.

            (d) Resignation of Ellis who agrees to provide not less than 30 days prior written notice of his resignation to Compass. In turn, Compass agrees to provide Ellis 30 days prior written notice of the termination of this Agreement unless this Agreement is terminated by Compass for good cause.
     9.     Compliance with Rules

            Ellis agrees to observe and comply with the rules and regulations of Compass and Compass Bank as adopted either orally or in writing by the Board of Directors of Compass or Compass Bank with respect to the performance of Ellis' duties, and to carry out and to perform orders, directions, and policies announced to Ellis by Compass or Compass Bank, unless such orders, directions or policies violate applicable laws or regulations.

     10.    Notices

            Any notice required or desired to be given under this Agreement shall be deemed given if in writing mailed or delivered as follows:

          If to Ellis:

                    W. H. Ellis
                    4704 Oak Spring Drive
                    Flower Mound, Texas  75028

          If to Compass:

                    Charles E. McMahen
                    24 Greenway Plaza
                    Suite 1401
                    Houston, Texas  77210

     11.    Entire Agreement

            This Agreement contains the entire agreement of the parties regarding the employment of Ellis by Compass and supersedes any prior agreement, arrangement or understanding, whether oral or written, between Compass and Ellis concerning Ellis' employment hereunder.

     12.    Choice of Law

            This Agreement shall be governed by, and enforced according to, the laws of the State of Texas. The invalidity of any provision shall be automatically reformed to the extent permitted by applicable law and shall not affect the enforceability of the remaining provisions hereof.

     13.    Assignment

            This Agreement is for the personal service of Ellis and may not be assigned by Ellis but may be assigned by Compass to any affiliate or successor in interest to Compass' business. In the event Compass makes such an assignment, Ellis shall continue to perform, on behalf of such affiliate or successor, the services required of Ellis by this Agreement and the provisions of this Agreement shall be binding upon, and inure to the benefit of, such successor or affiliate. This Agreement shall be binding upon and inure to the benefit of Ellis, his heirs, representatives and estate.

     14.    Modification; Termination

            This Agreement may be modified only by written agreement signed by Ellis and by a duly authorized officer of Compass. The failure to insist upon compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof. This Agreement shall terminate if the Merger Agreement between Flower Mound Bancshares, Inc. and Compass Bancshares, Inc. shall be terminated, provided however, Ellis agrees that if this Agreement is terminated he will keep confidential any confidential information received from Compass or its affiliates prior to such termination.

     IN WITNESS WHEREOF, this Agreement is executed by the parties as of the day and year first above written, but shall not become effective until the consummation of the Merger.

                              COMPASS TEXAS MANAGEMENT, INC.


                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________


                              __________________________________

                              W. H. Ellis



                            EXHIBIT F

                        RIGHTS AGREEMENT

     This Rights Agreement (this "Agreement") is made and entered into as of the ___ day of _____________________, 1995, by and among
Compass Bancshares, Inc. ("Compass") and ___________,
_______________, ____________________, ___________________, and
____________ (collectively, the "Shareholders").

     WHEREAS, Compass and the Shareholders are parties to that certain Agreement and Plan of Merger dated as of ________, 1995
(the "Merger Agreement"), pursuant to which Flower Mound
Bancshares, Inc. will be merged with and into a subsidiary of Compass; and

     WHEREAS, as consideration for the Merger, the Shareholders have received an aggregate of _______ shares (the "Shares") of Compass' Common Stock, par value $2.00 per share (collectively
"Compass Common Stock");

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the parties hereto agree as follows:

                            ARTICLE I
                       REGISTRATION RIGHTS

     1.1     Demand Registration. (a)     Any Shareholder may
request Compass to register under the Securities Act of 1933, as amended (the "Securities Act"), all or a portion of the Shares held by such Shareholder for sale in a non-underwritten public offering ("Demand Registration"). Simultaneously with the delivery of a request to Compass for registration, the Shareholder requesting registration shall provide written notice of the request to the other Shareholders. Within five days after the receipt of such notice, the other Shareholders shall give written notice to Compass as to the number of Shares held by them to be registered. All Shareholders shall be entitled to participate in any such registration and offering, but the failure of any Shareholder to participate in a registration and offering and the failure of a Shareholder to register all of the Shares held by such Shareholder in such an offering shall not increase the number of occasions on which Compass is obligated to register Shares hereunder, which is only one occasion.

     (b)     Promptly following receipt of any notice under this
Section 1.1, Compass shall use its best efforts to register under the Securities Act, for public sale in a continuous or "shelf" registration made pursuant to Rule 415 promulgated under the Securities Act, or any similar or successor rule and under the securities laws of any state or other jurisdiction as may be reasonably required by the Shareholders, the Shares specified in such notice from the Shareholders. The registration statement shall permit sales of the Shares by the Shareholders to be effected continuously in one or more transactions on the NASDAQ National Market System or any stock exchange on which Compass Common Stock may hereafter be admitted for trading (collectively, "Exchanges") pursuant to and in accordance with the applicable rules of the Exchanges, in block transactions on the Exchanges pursuant to and in accordance with the applicable rules of the Exchanges, otherwise than on the Exchanges, in negotiated transactions (which may include the pledge or hypothecation of some or all of the Shares), or in a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Compass shall not be required to maintain the effectiveness of any registration statement pursuant to this Agreement beyond the earlier to occur of
(i) two years from the date hereof, and (ii) such lesser period of time if the Shareholders could sell their shares pursuant to any amendment to Rule 144 promulgated under the Securities Act (the "Termination Date"). Without in any way limiting the obligation of Compass to keep effective a registration statement or state registration or qualification in a Demand Registration once it is effective or once such qualification has been obtained, Compass shall be obligated to register Shares pursuant to this Section 1.1 on one occasion only; provided that no request may be made (a) for a period of 90 days after the completion of a distribution of Compass Common Stock pursuant to a firm commitment underwritten public offering, or (b) after the Termination Date.
Notwithstanding anything to the contrary contained herein, Compass shall not be obligated to prepare and file any registration statement pursuant to this Section 1.1, or prepare or file any amendment or supplement thereto, and may suspend the Shareholders' rights to make sales of Shares pursuant to an effective registration statement only if either the registration statement or the prospectus is required to be amended or supplemented as the result of a material event. The filing of a registration statement, or any amendment or supplement thereto, by Compass cannot be deferred, and the Shareholders' rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the immediately preceding sentence for more than 60 days after the abandonment or consummation of any of the foregoing proposals or transactions or, in any event, for more than 120 days after the date of Compass' determination pursuant to the immediately preceding sentence of this Section 1.1(b).

     (c) Compass shall be entitled to include in any registration statement filed pursuant to this Section 1.1 shares of Compass Common Stock (or any securities convertible into or exchangeable for or exercisable for the purchase of Compass Common Stock to be sold by or for the account of other shareholders of Compass.

     1.2 Registration Procedures. If and whenever Compass is required by the provisions of Section 1.1 to use its best efforts to effect the registration of any of the Shares under the Securities Act, Compass will as expeditiously as possible:

     (a) prepare and file with the Securities Exchange Commission ("SEC") a registration statement with respect to the Shares and use its best efforts to cause such registration statement to become and remain effective until the Termination Date;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the Termination Date and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement in accordance with the method of disposition set forth in such registration statement for such period;

     (c) furnish to the Shareholders such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

     (d) use its best efforts to register or qualify the Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Shareholders shall reasonably request and to take all necessary action to keep such registration or qualification effective as required by this Section 1.2 as to a registration statement filed with the SEC; provided, that Compass shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would not otherwise be required to be so qualified, subject itself to taxation in any such jurisdiction, or take any action which would subject it to general service of process in any such jurisdictions in which it is not then so subject;

     (e) immediately notify in writing the Shareholders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (in which case, Compass shall promptly provide the Shareholders with revised or supplemental prospectuses and if so requested by Compass in writing, the Shareholders shall promptly take action to cease making any offers of the Shares until receipt and distribution of such revised supplemental prospectuses); and

     (f) use its best efforts to keep effective and maintain any registration, qualification, approval or listing obtained to cover the Shares as may be necessary for the Shareholders to dispose of such Shares from the effective date of the registration statement through the Termination Date and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law; provided that, notwithstanding the foregoing, Compass shall not be required to file or to keep effective and maintain any such registration, qualification, approval or listing for such period that would require it to cause an audit of Compass to be performed other than as is required by the rules and regulations of the SEC with respect to reports required to be filed under the Securities Exchange Act of 1934, as amended.

     In connection with any registration hereunder each Shareholder will furnish promptly to Compass in writing such information (together with such supplements as may be necessary from time to time) with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws.
     1.3 Expenses. Compass shall bear in accordance with this Agreement the expenses of registration of the Shares; provided, that the Shareholders shall be responsible for any fees and disbursements of counsel and other representatives of the Shareholders and any discounts, selling commissions or other selling expenses allocable to sales of the Shares by the Shareholders.

                           ARTICLE II
                         INDEMNIFICATION

     2.1 Indemnification by Compass. In the event of a registration of any of the Shares under the Securities Act pursuant to Article I, Compass will indemnify and hold harmless the Shareholders and each person who controls any such Shareholder within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which such Shareholder or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to
Section 1.1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Compass will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Shareholder or controlling person for use in such registration statement or prospectus; provided, further, that Compass will not be liable hereunder to the Shareholder or controlling person for any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission contained in any preliminary prospectus that was corrected by any subsequent prospectus, and the Shareholder or controlling person was required to deliver but failed to deliver such prospectus as required by the Securities Act.

     2.2 Indemnification by the Shareholders. In the event of a registration of any of the Shares under the Securities Act pursuant to Article I, the Shareholders will indemnify and hold harmless Compass and each person who controls Compass within the meaning of the Securities Act and the Exchange Act, each officer of Compass who signs the registration statement, and each director of Compass, against all losses, claims, damages or liabilities, joint or several, to which Compass or such officer or director or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to
Section 1.1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Compass and each such officer, director, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Shareholders will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to the Shareholders made in reliance upon and in conformity with information pertaining to the Shareholders, as such, furnished in writing to Compass by the Shareholders for use in such registration statement or prospectus ("Shareholder Information"); and provided further, that the liability of the Shareholders hereunder shall not exceed the amount of the proceeds received by the Shareholders from the sale of the Shares covered by such registration statement.

     2.3 Indemnification Procedures. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.3. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 2.3 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     2.4 Contribution. If the indemnification provided for in this Section 2.4 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of Compass, on the one hand, and the Shareholders, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Compass, on the one hand, or the Shareholders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Compass and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this Section 2.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.4, the amount that the Shareholders shall be required to contribute shall not exceed the total price at which the securities sold by the Shareholders were offered to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           ARTICLE III
                    MISCELLANEOUS PROVISIONS

     3.1     Nontransferability of Registration Rights.  The
Shareholders' registration rights under Article I shall not inure to the benefit of any person who acquires such Shares from the Shareholders.

     3.2 Binding Effect. Except as otherwise provided herein, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any right, benefit or obligations hereunder.

     3.3 Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. However, any party may waive any condition to the obligations of any other party hereunder.

     3.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered, if delivered in person, by cable, telegram or telex, or by telecopy, or five business days after mailing, if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          If to Compass, to:

               D. Paul Jones, Jr.
               Chairman and Chief Executive Officer
               Compass Bancshares, Inc.
               15 South 2Oth Street
               Birmingham, Alabama 35233
               Telecopy No.:  (205) 933-3043

               and

               Charles E. McMahen
               Chairman and Chief Executive Officer
               Compass Banks of Texas, Inc.
               24 Greenway Plaza
               Houston, Texas 72046
               Telecopy No.:  (713) 993-8500

               With copies to:

               Daniel B. Graves
               Associate General Counsel
               Compass Bancshares , Inc.
               15 South 2Oth Street
               Birmingham, Alabama 35233
               Telecopy No.:  (205) 933-3043

               and

               Gene G. Lewis
               Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
               3400 Texas Commerce Tower
               600 Travis
               Houston, Texas 77002
               Telecopy No.: (713) 223-3717

     If to the Shareholders, to:

               W. H. Ellis
               4704 Oak Spring Drive
               Flower Mound, Texas  75028

               With a copy to:

               Peter Weinstock
               Jenkens & Gilchrist
               1445 Ross Avenue, Ste. 3200
               Dallas, Texas 75202-2799
               Telecopy No.: (214) 855-4300

or to such other address as any party may have furnished to the others in writing in accordance herewith.

     3.5 Applicable Law. This Agreement and the legal relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to or application of any conflicts of law principles.

     3.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     3.7 Entire Agreement. This Agreement, together with the Merger Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

     3.8     Definition.  The term "person" as used herein shall
have the meaning ascribed thereto in the Securities Act.
     3.9     Conflict.     In the event the terms and provisions of
this Agreement conflict with the Merger Agreement, the terms and provisions of the Merger Agreement shall control.


                    [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and made and entered into as of the date first set forth above.

                                      COMPASS BANCSHARES, INC.



                                      By: _________________________
                                      Name: _______________________
                                      Title: ______________________


                                     ______________________________


                                     ______________________________


                                     ______________________________


                                     ______________________________


                                     ______________________________



                            EXHIBIT G

                 OPINIONS REQUIRED FROM COUNSEL
                   TO THE COMPANY AND THE BANK

     (i) the Company is a Texas corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Texas. The Bank is a Texas state bank, duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Company and the Bank has all requisite corporate power and authority to carry on its business as we know it to be conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Each of the Company and the Bank is duly qualified and in good standing in Texas.

     (ii) the Company has all requisite power and authority to execute and deliver the Agreement and any other agreements contemplated by the Agreement (collectively, the "Other Agreements") and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of the Company to execute and deliver the Agreement and the Other Agreements and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement and the Other Agreements have been duly executed and delivered by, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (iii) the authorized capital stock of the Company consists solely of 10,000 shares of Company Common Stock (as defined in the Agreement) of which 1,040 shares are issued and outstanding (none of which are held in the treasury); the Company is the record holder of all of the issued and outstanding capital stock of the Bank; all of the outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and all of the capital stock of the Bank is validly issued, fully paid and nonassessable; and to the best of our knowledge, none of such stock was issued in violation of the preemptive rights of any person;

     (iv) to the best of our knowledge and except as set forth on Schedule 3.2 to the Agreement, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies, or other agreements or commitments obligating the Company or the Bank to issue any shares of, restricting the transfer of, or otherwise relating to shares of their respective capital stock of any class;

     (v) the execution and delivery by the Company of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the articles of incorporation or association or bylaws of the Company or the Bank, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment or decree, or any other restriction of any kind or character known to us to which the Company or the Bank is a party or by which the Company or the Bank or any of their respective assets or properties is bound, and
(c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body whether domestic or foreign applicable to the Company or the Bank, or their respective assets or properties;

     (vi) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained by Compass or Compass Texas, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by the Company of the Agreement;

     (vii) except as set forth in Schedule 3.12 to the Agreement, to the best of our knowledge, neither the Company nor the Bank is a party to any Proceeding (as defined in the Agreement), nor to the best of our knowledge, is any Proceeding threatened against or affecting the Company or the Bank, which by the terms of the Agreement would required to be set forth in
Section 3.12;

     (viii) to the best of our knowledge and except as set forth on Schedule 3.18 to the Agreement, neither the Company nor the Bank is in material default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located; and

     (ix) upon consummation of the transactions contemplated by the Agreement in accordance with its terms and upon filing of the Articles of Merger relating to the Merger by the Secretary of State of Texas, and upon filing by the Secretary of State of Delaware of a Certificate of Merger the Merger will have been legally consummated in accordance with the laws of the States of Texas and Delaware with the consequences specified in Article 5.06 of the Texas Business Corporation Act and Section 259 of the GCL.



                            EXHIBIT H

                 OPINIONS REQUIRED FROM COUNSEL
                           TO COMPASS


     (i) Compass is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is a bank holding company under the Bank Holding Company Act of 1956, as amended. Compass has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties as now owned, leased or operated. Compass is duly qualified and in good standing in the respective states where such qualification is required.

     (ii) Compass has all requisite power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of Compass to execute and deliver the Agreement and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of Compass enforceable against Compass in accordance with its terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles or equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (iii) the shares of Compass Common Stock to be issued pursuant to the Agreement are validly issued, fully paid and nonassessable; and, to the best of our knowledge and except as contemplated by the Agreement, the shares of Compass Common Stock issued pursuant to the Agreement are not subject to any agreements or understandings to which Compass is a party with respect to the voting or transfer of such shares, are not subject to any agreements or understandings among any other parties with respect to the voting or transfer of such shares, and have not been issued in violation of the preemptive rights of any person;

     (iv) the execution and delivery by Compass of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the Certificate of Incorporation or Bylaws of Compass, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment of decree, or any other restriction of any kind known to us to which Compass is a party or by which Compass or any of its assets or properties is bound, the breach or violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body applicable to Compass or its assets or properties;

     (v) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by Compass of the Agreement;

     (vi) to the best of our knowledge, Compass is not in violation of or default under its Certificates of Incorporation or Bylaws or any agreement, document or instrument under which Compass is obligated or bound, or any law, order, judgment, or regulation applicable to Compass or any of its Subsidiaries, the violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole; and

     (vii) the Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, permit the offering and sale by the Shareholders of the shares of Compass Common Stock to be issued pursuant to the Agreement to be registered on Form S-3 and permit the offering of such shares to be made on a continuous or delayed basis in the future.



             FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This First Amendment to Agreement and Plan of Merger (this "Amendment") dated as of January 26, 1996 is entered into by and among Compass Bancshares, Inc. ("Compass"), Compass Flower Mound, Inc. ("Compass Flower") and Flower Mound Bancshares, Inc. (the "Company").

     WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated as of August 29, 1995 (the "Merger
Agreement");

     WHEREAS, the Merger Agreement requires Compass to form a new subsidiary which shall be merged with and into the Company, with the Company surviving;

     WHEREAS, Compass Flower is such new subsidiary; and

     WHEREAS, Section 8.3 of the Merger Agreement requires Compass and the Company to amend the Merger Agreement for the purpose of making Compass Flower a party thereto;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

          2. Upon execution of this Amendment, Compass Flower shall become a party to the Merger Agreement, shall be deemed to be Compass Texas as defined in the Merger Agreement, and shall succeed to the rights and become subject to the obligations of Compass Texas as provided in the Merger Agreement.

          3. The execution of this Amendment shall not relieve Compass of its obligations under the Merger Agreement.

          4. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

          5. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.


     IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.


ATTEST:                              COMPASS BANCSHARES, INC.

By: /s/ Daniel B. Graves             By: /s/ Garrett R. Hagel
    Its: Assistant Secretary             Its: Chief Financial Officer


ATTEST:                              COMPASS FLOWER MOUND, INC.

By: /s/ Daniel B. Graves             By: /s/ Garrett R. Hagel
    Its: Assistant Secretary             Its: Vice President and Treasurer


ATTEST:                              FLOWER MOUND BANCSHARES, INC.

By: /s/ Frank R. Scheer              By: /s/ W. H. Ellis
    Its: Secretary                       Its: President




                           EXHIBIT 4.1

             Rights Agreement dated February 1, 1996
              by and among Compass Bancshares, Inc.
                   and the former stockholders
                of Flower Mound Bancshares, Inc.


                        RIGHTS AGREEMENT

     This Rights Agreement (this "Agreement") is made and entered into as of the 1stEday of February, 1996, by and among Compass Bancshares, Inc. ("Compass") and Jack R. Brandenburger, W. H. Ellis, Janet M. Fellers, Ralph Fellers, David D. Hickerson, and Frank R. Scheer (collectively, the "Shareholders").

     WHEREAS, Compass and the Shareholders are parties to that certain Agreement and Plan of Merger dated as of August 29, 1995 , as amended (the "Merger Agreement"), pursuant to which Flower
Mound Bancshares, Inc. will be merged with and into a subsidiary of Compass; and
     WHEREAS, as consideration for the Merger, the Shareholders have received an aggregate of 342,931 shares (the "Shares") of Compass' Common Stock, par value $2.00 per share (collectively "Compass Common Stock");

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the parties hereto agree as follows:

                            ARTICLE I
                       REGISTRATION RIGHTS

     1.1     Demand Registration. (a)     Any Shareholder may
request Compass to register under the Securities Act of 1933, as amended (the "Securities Act"), all or a portion of the Shares held by such Shareholder for sale in a non-underwritten public offering ("Demand Registration"). Simultaneously with the delivery of a request to Compass for registration, the Shareholder requesting registration shall provide written notice of the request to the other Shareholders. Within five days after the receipt of such notice, the other Shareholders shall give written notice to Compass as to the number of Shares held by them to be registered. All Shareholders shall be entitled to participate in any such registration and offering, but the failure of any Shareholder to participate in a registration and offering and the failure of a Shareholder to register all of the Shares held by such Shareholder in such an offering shall not increase the number of occasions on which Compass is obligated to register Shares hereunder, which is only one occasion.

     (b)     Promptly following receipt of any notice under this
Section 1.1, Compass shall use its best efforts to register under the Securities Act, for public sale in a continuous or "shelf" registration made pursuant to Rule 415 promulgated under the Securities Act, or any similar or successor rule and under the securities laws of any state or other jurisdiction as may be reasonably required by the Shareholders, the Shares specified in such notice from the Shareholders. The registration statement shall permit sales of the Shares by the Shareholders to be effected continuously in one or more transactions on the NASDAQ National Market System or any stock exchange on which Compass Common Stock may hereafter be admitted for trading (collectively, "Exchanges") pursuant to and in accordance with the applicable rules of the Exchanges, in block transactions on the Exchanges pursuant to and in accordance with the applicable rules of the Exchanges, otherwise than on the Exchanges, in negotiated transactions (which may include the pledge or hypothecation of some or all of the Shares), or in a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Compass shall not be required to maintain the effectiveness of any registration statement pursuant to this Agreement beyond the earlier to occur of
(i) two years from the date hereof, and (ii) such lesser period of time if the Shareholders could sell their shares pursuant to any amendment to Rule 144 promulgated under the Securities Act (the "Termination Date"). Without in any way limiting the obligation of Compass to keep effective a registration statement or state registration or qualification in a Demand Registration once it is effective or once such qualification has been obtained, Compass shall be obligated to register Shares pursuant to this Section 1.1 on one occasion only; provided that no request may be made (a) for a period of 90Edays after the completion of a distribution of Compass Common Stock pursuant to a firm commitment underwritten public offering, or (b) after the Termination Date.
Notwithstanding anything to the contrary contained herein, Compass shall not be obligated to prepare and file any registration statement pursuant to this Section 1.1, or prepare or file any amendment or supplement thereto, and may suspend the Shareholders' rights to make sales of Shares pursuant to an effective registration statement only if either the registration statement or the prospectus is required to be amended or supplemented as the result of a material event. The filing of a registration statement, or any amendment or supplement thereto, by Compass cannot be deferred, and the Shareholders' rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the immediately preceding sentence for more than 60 days after the abandonment or consummation of any of the foregoing proposals or transactions or, in any event, for more than 120 days after the date of Compass' determination pursuant to the immediately preceding sentence of this Section 1.1(b).

     (c) Compass shall be entitled to include in any registration statement filed pursuant to this Section 1.1 shares of Compass Common Stock (or any securities convertible into or exchangeable for or exercisable for the purchase of Compass Common Stock to be sold by or for the account of other shareholders of Compass.

     1.2 Registration Procedures. If and whenever Compass is required by the provisions of Section 1.1 to use its best efforts to effect the registration of any of the Shares under the Securities Act, Compass will as expeditiously as possible:

     (a) prepare and file with the Securities Exchange Commission ("SEC") a registration statement with respect to the Shares and use its best efforts to cause such registration statement to become and remain effective until the Termination Date;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the Termination Date and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement in accordance with the method of disposition set forth in such registration statement for such period;

     (c) furnish to the Shareholders such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

     (d) use its best efforts to register or qualify the Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Shareholders shall reasonably request and to take all necessary action to keep such registration or qualification effective as required by this Section 1.2 as to a registration statement filed with the SEC; provided, that Compass shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would not otherwise be required to be so qualified, subject itself to taxation in any such jurisdiction, or take any action which would subject it to general service of process in any such jurisdictions in which it is not then so subject;

     (e) immediately notify in writing the Shareholders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (in which case, Compass shall promptly provide the Shareholders with revised or supplemental prospectuses and if so requested by Compass in writing, the Shareholders shall promptly take action to cease making any offers of the Shares until receipt and distribution of such revised supplemental prospectuses); and

     (f) use its best efforts to keep effective and maintain any registration, qualification, approval or listing obtained to cover the Shares as may be necessary for the Shareholders to dispose of such Shares from the effective date of the registration statement through the Termination Date and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law; provided that, notwithstanding the foregoing, Compass shall not be required to file or to keep effective and maintain any such registration, qualification, approval or listing for such period that would require it to cause an audit of Compass to be performed other than as is required by the rules and regulations of the SEC with respect to reports required to be filed under the Securities Exchange Act of 1934, as amended.

     In connection with any registration hereunder each Shareholder will furnish promptly to Compass in writing such information (together with such supplements as may be necessary from time to time) with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws.

     1.3 Expenses. Compass shall bear in accordance with this Agreement the expenses of registration of the Shares; provided, that the Shareholders shall be responsible for any fees and disbursements of counsel and other representatives of the Shareholders and any discounts, selling commissions or other selling expenses allocable to sales of the Shares by the Shareholders.

                           ARTICLE II
                         INDEMNIFICATION

     2.1 Indemnification by Compass. In the event of a registration of any of the Shares under the Securities Act pursuant to Article I, Compass will indemnify and hold harmless the Shareholders and each person who controls any such Shareholder within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which such Shareholder or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to
Section 1.1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Compass will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Shareholder or controlling person for use in such registration statement or prospectus; provided, further, that Compass will not be liable hereunder to the Shareholder or controlling person for any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission contained in any preliminary prospectus that was corrected by any subsequent prospectus, and the Shareholder or controlling person was required to deliver but failed to deliver such prospectus as required by the Securities Act.

     2.2 Indemnification by the Shareholders. In the event of a registration of any of the Shares under the Securities Act pursuant to Article I, the Shareholders will indemnify and hold harmless Compass and each person who controls Compass within the meaning of the Securities Act and the Exchange Act, each officer of Compass who signs the registration statement, and each director of Compass, against all losses, claims, damages or liabilities, joint or several, to which Compass or such officer or director or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to
Section 1.1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Compass and each such officer, director, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Shareholders will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to the Shareholders made in reliance upon and in conformity with information pertaining to the Shareholders, as such, furnished in writing to Compass by the Shareholders for use in such registration statement or prospectus ("Shareholder Information"); and provided further, that the liability of the Shareholders hereunder shall not exceed the amount of the proceeds received by the Shareholders from the sale of the Shares covered by such registration statement.

     2.3 Indemnification Procedures. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.3. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 2.3 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     2.4 Contribution. If the indemnification provided for in this Section 2.4 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of Compass, on the one hand, and the Shareholders, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Compass, on the one hand, or the Shareholders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Compass and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this Section 2.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.4, the amount that the Shareholders shall be required to contribute shall not exceed the total price at which the securities sold by the Shareholders were offered to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           ARTICLE III
                    MISCELLANEOUS PROVISIONS

     3.1     Nontransferability of Registration Rights.  The
Shareholders' registration rights under Article I shall not inure to the benefit of any person who acquires such Shares from the Shareholders.

     3.2 Binding Effect. Except as otherwise provided herein, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any right, benefit or obligations hereunder.

     3.3 Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. However, any party may waive any condition to the obligations of any other party hereunder.

     3.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered, if delivered in person, by cable, telegram or telex, or by telecopy, or five business days after mailing, if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          If to Compass, to:

               D. Paul Jones, Jr.
               Chairman and Chief Executive Officer
               Compass Bancshares, Inc.
               15 South 2Oth Street
               Birmingham, Alabama 35233
               Telecopy No.:  (205) 933-3043

               and

               Charles E. McMahen
               Chairman and Chief Executive Officer
               Compass Banks of Texas, Inc.
               24 Greenway Plaza
               Houston, Texas 72046
               Telecopy No.:  (713) 993-8500

               With copies to:

               Daniel B. Graves
               Associate General Counsel
               Compass Bancshares , Inc.
               15 South 2Oth Street
               Birmingham, Alabama 35233
               Telecopy No.:  (205) 933-3043
               and

               Gene G. Lewis
               Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
               3400 Texas Commerce Tower
               600 Travis
               Houston, Texas 77002
               Telecopy No.: (713) 223-3717

     If to the Shareholders, to:
               W. H. Ellis
               4704 Oak Spring Drive
               Flower Mound, Texas  75028

               With a copy to:

               Peter Weinstock
               Jenkens & Gilchrist
               1445 Ross Avenue, Ste. 3200
               Dallas, Texas 75202-2799
               Telecopy No.: (214) 855-4300

or to such other address as any party may have furnished to the others in writing in accordance herewith.

     3.5 Applicable Law. This Agreement and the legal relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to or application of any conflicts of law principles.

     3.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     3.7 Entire Agreement. This Agreement, together with the Merger Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

     3.8 Definition. The term "person" as used herein shall have the meaning ascribed thereto in the Securities Act.

     3.9     Conflict.     In the event the terms and provisions of
this Agreement conflict with the Merger Agreement, the terms and provisions of the Merger Agreement shall control.


                    [SIGNATURE PAGE FOLLOWS]
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and made and entered into as of the date first set forth above.

                             COMPASS BANCSHARES, INC.


                             By: /s/ Garrett R. Hegel
                             Name: Garrett R. Hegel
                             Title: Chief Financial Officer


                             /s/ Jack R. Brandenburger
                                 Jack R. Brandenburger


                            /s/ W. H. Ellis
                                W. H. Ellis


                            /s/ Janet M. Fellers
                                Janet M. Fellers


                            /s/ Ralph Fellers
                                Ralph Fellers


                            /s/ David D. Hickerson
                                David D. Hickerson


                            /s/ Frank R. Scheer
                                Frank R. Scheer


                           EXHIBIT 5.1

        Opinion and consent of Jerry W. Powell, Esquire, as to the legality of the securities being registered


May 20, 1996


Board of Directors
Compass Bancshares, Inc.
15 South 20th Street
Birmingham, Alabama 35233

      Re:      Compass Bancshares, Inc. _ Registration of 342,930
               Shares of Common Stock $2.00 Per Share Par Value on Securities and Exchange Commission Form S-3

Dear Sirs:

     In connection with the registration under the Securities Act of 1933, as amended, of 342,930 shares of common stock, $2.00 per share par value (the "Company Stock") of Compass Bancshares,
Inc., a Delaware corporation (the "Company"), for issuance and sale in the manner described in the Company's registration statement on Form S-3 filed with the Securities and Exchange Commission, to which this opinion is an exhibit (the "Registration Statement"), I, as General Counsel to the Company, have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion.

     On the basis of the foregoing, I am of the opinion that the shares of the Company Stock offered pursuant to the Registration
Statement have been duly and validly authorized and are duly and validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Yours very truly,



                                        /s/ Jerry W. Powell
                                            Jerry W. Powell
                                            General Counsel


                          EXHIBIT 23.1

                Consent of KPMG Peat Marwick, LLP


                      Accountant's Consent


The Board of Directors
Compass Bancshares, Inc.


     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the Prospectus.

     Our report refers to changes in the method of accounting for income taxes and the method of accounting for certain investments in debt and equity securities.




Birmingham, Alabama                    /s/ KPMG Peat Marwick, LLP
May 20, 1996



                          EXHIBIT 24.1

                        Power of Attorney


                        POWER OF ATTORNEY

     WHEREAS, Compass Bancshares, Inc. (the "Company") has agreed to file registration statements and amendments thereto under the Securities Act of 1933, as amended, with respect to the issuance and sale of shares of common stock of the Company in connection with the acquisition by the Company of Flower Mound Bancshares, Inc.;

     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of D. Paul Jones, Jr., Garrett R. Hegel, Jerry W. Powell, and Daniel B. Graves their true and lawful attorney-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statement and any appropriate amendments thereto, to be accompanied by prospectuses and any appropriately amended prospectuses and any necessary exhibits.

     The Company hereby authorizes said persons or any one of them to execute said registration statement and amendments thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

     The undersigned directors and officers of the Company hereby authorize said persons or any one of them to sign said registration statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statements by appropriate amendment or amendments and to file the same as aforesaid.

     DONE as of this the 20th day of November, 1995.

                              COMPASS BANCSHARES, INC.


                              By: /s/  D. Paul Jones, Jr.
                                  -----------------------------------------
                                   D. Paul Jones, Jr.
                                   Its Chairman and Chief Financial Officer


                              /s/  D. Paul Jones, Jr.
                              ---------------------------------------------
                              D. Paul Jones, Jr.


                              /s/  Garrett R. Hegel
                              ---------------------------------------------
                              Garrett R. Hegel


                              /s/ Michael A. Bean
                              ---------------------------------------------
                              Michael A. Bean


                              ---------------------------------------------
                              Stanley M. Brock


                              ---------------------------------------------

                              Charles W. Daniel


                              /s/  W. Eugene Davenport
                              ---------------------------------------------
                              W. Eugene Davenport


                              /s/  Marshall Durbin, Jr.
                              ---------------------------------------------
                              Marshall Durbin, Jr.


                              /s/  Tranum Fitzpatrick
                              ---------------------------------------------
                              Tranum Fitzpatrick


                              /s/  George W. Hansberry, M.D.
                              ---------------------------------------------
                              George W. Hansberry, M.D.


                              /s/  John S. Stein
                              ---------------------------------------------
                              John S. Stein


                              ---------------------------------------------
                              Robert J. Wright

                          EXHIBIT 24.2

              Compass Board of Director Resolutions


             CERTIFICATE OF THE ASSISTANT SECRETARY REGARDING
                  RESOLUTIONS OF THE BOARD OF DIRECTORS
                OF COMPASS BANCSHARES, INC., RELATING TO
      PROPOSED ACQUISITION OF FLOWER MOUND BANCSHARES, INC., AND ITS
              SUBSIDIARY, SECURITY BANK, FLOWER MOUND, TEXAS

     I, the undersigned Assistant Secretary of Compass Bancshares, Inc., a Delaware corporation, and a custodian of the minutes book and other records of the Board of Directors of said Corporation, do hereby certify that the following resolutions were adopted by the Board of Directors of said Corporation in a meeting, duly called and held on November 20, 1995:

     RESOLVED, that the Board of Directors of Compass Bancshares, Inc., a Delaware corporation (the "Corporation"), has determined that it is desirable and in the best interests of the Corporation and its stockholders to acquire (the "Flower Mound Acquisition") Flower Mound Bancshares, Inc. (the "Company") and its wholly-owned subsidiary, Security Bank (the "Bank"), the principal offices of which are located in Flower Mound, Texas, in accordance with the basic terms of such transaction as described to this Board by the Chairman and Chief Executive Officer, the Chief Financial Officer, and/or the General Counsel and Secretary of the Corporation at the meeting at which these resolutions were adopted; and further

     RESOLVED, that the Agreement and Plan of Merger by and between the Corporation and the Company, dated as of August 29, 1995, is hereby approved and ratified; and further

     RESOLVED, that the execution, attestation, and delivery of the Agreement and Plan of Merger, as well as any amendments or supplements thereto in such form as the proper officers of the Corporation in their sole discretion shall approve, such approval to be conclusively evidenced by their execution, attestation, and delivery thereof (referred to collectively herein as the "Agreement"), by the officers of the Corporation, in consultation with counsel, are authorized, approved, and ratified; and further

     RESOLVED, that all negotiations and any other actions taken and things done heretofore by the officers of the Corporation with respect to the execution, attestation, and delivery of written agreements in principle or definitive agreements relating to the acquisition of the Company and the Bank are hereby ratified and approved; and further

     RESOLVED, that the organization of one or more corporations as a subsidiary or subsidiaries of the Corporation or as a subsidiary or subsidiaries of an existing affiliate of the Corporation for the purpose of effectuating the Flower Mound Acquisition is hereby authorized, approved, and ratified in the event that it shall be determined or has been determined by the officers of the Corporation, after consultation with counsel, that such organization of a subsidiary is necessary or appropriate for the effectuation of the acquisition of the Company and the Bank; and further

     RESOLVED, that to the extent that the approval of the Corporation as the sole stockholder of any of its subsidiaries is required in connection with the Flower Mound Acquisition, the Corporation hereby waives any and all notice of a meeting or meetings of stockholders of any such subsidiary or subsidiaries for the purposes of approving the Flower Mound Acquisition or the Agreement, and the Board of Directors of the Corporation hereby approves, authorizes, and ratifies the Flower Mound Acquisition and the Agreement as the stockholder of its subsidiaries now existing or to be organized, it being the intent of the Board of Directors of the Corporation that the approval by the Corporation set forth in this resolution shall constitute any and all approval required by law for the approval of the Flower Mound Acquisition or the Agreement by the Corporation as a stockholder; and further

     RESOLVED, that the Corporation's and the Corporation+s subsidiaries' officers are authorized, empowered, and directed to prepare, or cause to be prepared, and to execute, attest, and file all applications, or requests for waiver of application requirements, which they shall deem necessary or appropriate with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, the Texas Department of Banking, and any other appropriate bank and bank holding company regulatory authorities with respect to the Flower Mound Acquisition; and further

     RESOLVED, that the proper officers of the Corporation, in consultation with counsel, are authorized and directed to prepare, execute, attest, and file a Registration Statement on Form S-3 or other appropriate form for the registration of securities (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission") relating to the Flower Mound Acquisition and the proposed issuance of securities of the Corporation as consideration in such transaction; and further

     RESOLVED, that the proper officers of the Corporation are authorized, empowered, and directed for and on behalf of the Corporation to do any and all acts and things necessary or appropriate in connection with such filing of the Registration Statement, including the execution, attestation, and filing of any amendments or supplements thereto, to effectuate the registration of securities of the Corporation to be issued in the Flower Mound Acquisition and the continuation of the effectiveness of the Registration Statement; and further

     RESOLVED, that each officer or director who may be required to execute the Registration Statement or any amendment or supplement to the Registration Statement (whether on behalf of the Corporation or as an officer or director thereof) is hereby authorized to constitute and appoint D. Paul Jones, Jr., Garrett R. Hegel, Jerry
W. Powell, and Daniel B. Graves, and each of them acting singularly, his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement and any and all amendments and supplements thereto; and further

     RESOLVED, that the proper officers of the Corporation are authorized in the name and on behalf of the Corporation to take any and all action that they deem necessary or appropriate in order to effect the registration, qualification, or exemption from registration or qualification of securities of the Corporation included in the Registration Statement for issue, offer, sale, or trade under the "blue sky" or securities laws of any of the states of the United States of America or the securities laws of any jurisdiction or foreign country where such action may be advisable or necessary, to effect the registration of securities of the Corporation to issued in connection with the Flower Mound Acquisition, to execute, acknowledge, verify, deliver, file or cause to be published any application, surety bonds, reports, irrevocable consents to service of process, appointment of attorneys for service of process, and any other documents or instruments that may be required under such laws, and to take any and all further action that they may deem necessary or advisable in order to maintain any such registration, qualification, or exemption for so long as they deem necessary as required by law; and further

     RESOLVED, that the Corporation hereby consents to service of process in any state or jurisdiction in which such consent is required under the blue sky laws as a precondition to the offer and sale of securities of the Corporation to be issued in the Flower Mound Acquisition, and that Jerry W. Powell, General Counsel and Secretary of the Corporation, is hereby designated as agent for service of process in connection with the Registration Statement and any consent to service of process that may be required by the blue sky laws of any jurisdiction as a precondition to the offer and sale of such securities; and further

     RESOLVED, that the appropriate officers of the Corporation are hereby authorized, empowered, and directed to do any and all other or further acts, and to prepare, or cause to be prepared, and to execute, attest, and deliver all other or further instruments, certificates, applications, reports, and documents, including without limitation obtaining any necessary or appropriate regulatory approvals, all on behalf of the Corporation as they, in their discretion, may deem necessary or appropriate to effectuate the purposes of these resolutions, and that all acts and things undertaken and completed heretofore by the proper officers of the Corporation in connection with the Flower Mound Acquisition as contemplated by these resolutions are hereby approved, ratified, and confirmed.

     I further certify that the foregoing resolutions have not been modified, amended, or rescinded and that said resolutions are in full force and effect as of the date of this certificate.

     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Corporation this the 15th day of March, 1996.


                                   /s/  Daniel B. Graves
                                   ------------------------------------
                                   Daniel B. Graves
                                   Assistant Secretary
                                   Compass Bancshares, Inc.


[Corporate Seal]